Exhibit 10.10

HUBSPOT, INC.

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of April 4, 2012, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 29, 2010, as amended from time to time including by that First Amendment to Loan and Security Agreement dated as of April 25, 2011 (collectively, the “Original Agreement”).

B. Borrower has informed Bank that in June of 2011 it acquired all of the outstanding capital stock of PERFORMABLE, INC., a Delaware corporation (“Performable”), pursuant to Agreement and Plan of Merger, dated June 15, 2011 (in the form delivered to Bank as of the Closing Date, the “Performable Acquisition Agreement”), by and among Borrower, Sox Acquisition Corp., a Delaware corporation (“Sox”), Bruins Acquisition Corp., a Delaware corporation (“Bruins” and, together with Sox, the “Merger Subs” each having been created as a wholly-owned subsidiary of Borrower for the sole purpose of the Performable acquisition), Performable, Borrower Stockholders (as defined therein), and the Stockholder Representative (as defined therein), pursuant to which Sox was merged with and into Performable, with Performable continuing as the surviving corporation (and Sox ceasing legal existence), and, in a second step, Performable was merged with and into Bruins, continuing legal existence under the name “Performable, Inc.” (the “Performable Acquisition”). Certain Events of Default have occurred and are continuing under the Original Agreement resulting from: (a) the Performable Acquisition causing violations of Sections 6.10, 7.3, 7.4 and 7.7 of the Original Agreement, (b) transfers of assets and property from Performable to Borrower subsequent to the Performable Acquisition not otherwise permitted under the Original Agreement causing violations of Sections 7.1 and 7.8 of the Original Agreement and (c) Borrower’s failure to deliver to Bank timely the written statement regarding the Events of Default noted in clauses (a) and (b) above, as required under Section 6.2(c) of the Original Agreement (collectively, the “Existing Defaults”).

C. Borrower has requested that Bank waive the Existing Defaults, to make available to Borrower a revolving line of credit and a growth capital credit facility, which extensions of credit the Borrower will use for the purposes permitted hereunder, and amend certain provisions of the Loan Documents in connection herewith. In connection with the extension of such new credit hereunder and the waiver and to document the amendments requested by Borrower in connection therewith, Borrower has requested that Bank amended and restate the terms of the Original Agreement. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code. As used in this Agreement, the following terms shall have the following definitions:

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology), the licensing, sale or other transfer of any intellectual property of Borrower or any of its Subsidiaries, or the rendering of services by Borrower, whether or not earned by performance, and including, without limitation, all accounts, contract rights and payment intangibles of Borrower under or in respect of term license agreements, subscription license agreements and maintenance contracts, and also including all accounts, payment intangibles and other forms of obligations owing to Borrower under

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any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.

“Advance Rate” means, for any date of determination, the percentage equal to (a) the sum of the monthly Subscription Renewal Rates for each of the three consecutive months ending on or immediately prior to such date, divided by (b) three (3). In no event shall the Advance Rate be greater than one (1.00).

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Aggregate Consideration” means, with respect to any acquisition under Section 7.3, the total aggregate consideration paid or payable by Borrower or any of its Subsidiaries, including all cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any earn out obligations or liabilities.

“Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower State” means Delaware, the state under whose laws Borrower is organized.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means, as of any date of determination, an amount equal to the product of (a) the Advance Rate, as of such date, multiplied by (b) the Recurring Subscription Revenues for the three month period ending on the last day of the month immediately preceding such date (or such date if the date of determination is the last day of a month), as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower or from other information then available to Bank including information obtained from working capital or other similar audits conducted by or on behalf of Bank, less such reserves as may be established, by Bank in its good faith credit judgment, from time to time; provided, that the advance rate is subject to adjustment by Bank after the Closing Date, in its good faith credit judgment.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Cash” means unrestricted cash and cash equivalents.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” shall mean a transaction, or series of related transactions, after the Closing Date, in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of Equity Interests then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Chief Executive Office State” means Massachusetts, where Borrower’s chief executive office is located.

“Closing Date” means the date of this Agreement.

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“Code” means the California Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit A attached hereto and all Negotiable Collateral to the extent not described on Exhibit A; provided however, the Collateral shall not include more than sixty-five percent (65%) of the issued and outstanding voting Equity Interests owned or held of record by Borrower in any Excluded Foreign Subsidiary.

“Collateral Access Agreement” means an agreement in form and substance satisfactory to Bank in its sole discretion, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor, contract manufacturer, equipment holder, co-location facility or other bailee of any Collateral, that acknowledges the Liens of Bank and waives or subordinates any Liens held by such Person on such Collateral and, includes such other agreements with respect to the Collateral, including agreements relating to access to the Collateral, as Bank may require in its sole discretion, as the same may be amended, restated or otherwise modified from time to time.

“Collateral State” means the state or states where the Collateral is located, which is Massachusetts.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Advance, Existing Equipment Advance, Growth Capital Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any right, title or interest.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Excluded Deposit Accounts” means deposit accounts maintained by Borrower or Subsidiaries of Borrower that are identified on the Schedule or as to which Borrower has provided with prior written notice, so long as the US Dollar-equivalent value of the deposits in each such account is at all times less than Two Hundred Fifty Thousand Dollars ($250,000), and the aggregate US Dollar-equivalent value of the deposits in all such accounts is at all times less than Two Hundred Fifty Thousand Dollars ($250,000).

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“Excluded Foreign Subsidiary” means any Foreign Subsidiary that is a controlled foreign corporation (as defined in the IRC) in respect of which either (a) the pledge of all of the voting Equity Interests or any of the assets of such Foreign Subsidiary as Collateral or (b) the guaranteeing by such Foreign Subsidiary of the Obligations would result in material adverse tax consequences to Borrower.

“Existing Equipment Advance” has the meaning given in Section 2.1(e).

“Existing Equipment Advance Maturity Date” means June 1, 2012.

“Foreign Subsidiary” means, in relation to any Person, any Subsidiary of that Person that is organized under the laws of a jurisdiction other than the United States of America or any of the States (or the District of Columbia) thereof.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America.

“Guarantor” means any Person who from time to time may guaranty all or any portion of the Obligations.

“Guaranty Documents” has the meaning given in Section 8.11.

“Growth Capital Advance(s)” means a cash advance or cash advances under the Growth Capital Line.

“Growth Capital Availability End Date” means April 4, 2013.

“Growth Capital Line” means Credit Extensions of up to Five Million Dollars ($5,000,000) in the aggregate.

“Growth Capital Maturity Date” means October 1, 2015.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of each Loan Party’s right, title, and interest in and to the following:

(a) Copyrights, Trademarks and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; and

(e) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all present and future inventory in which Borrower has any interest, including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

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“Letter of Credit” means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower’s request in accordance with Section 2.1.

“Letter of Credit Facility” means a facility for Letters of Credit not to exceed One Million Five Hundred Thousand Dollars ($1,500,000).

“Letter of Credit Facility Maturity Date” means April 24, 2013.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, any Guaranty Document, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Loan Party” or “Loan Parties” means, individually or collectively, as applicable Borrower and each Guarantor.

“Material Adverse Effect” means (i) a material adverse change in Borrower’s prospects, business or financial condition (including without limitation, evidence of a lack of investor support and/or Borrower’s inability to attract sufficient additional equity financing from its investors), or (ii) a material impairment in the prospect of repayment of all or any portion of the Obligations or in otherwise performing Borrower’s obligations under the Loan Documents, or (iii) a material impairment in the perfection, value or priority of Bank’s security interests in the Collateral.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Performable” means PERFORMABLE, INC., a Delaware corporation and a wholly-owned Subsidiary of Borrower.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower and the other Loan Parties in favor of Bank arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness not to exceed Two Hundred Thousand Dollars ($200,000) in the aggregate outstanding at any time secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d) Subordinated Debt;

(e) Indebtedness to trade creditors incurred in the ordinary course of business;

(f) Indebtedness consisting of earn-out obligations incurred by Borrower in connection with its acquisition of Performable in an aggregate amount not to exceed $3,900,000, provided that Borrower may only make payments in respect of such earn-out obligations each in an amount not to exceed $1,300,000 for Borrower’s fiscal years 2012, 2013 and 2014; and

(g) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

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“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) Cash Equivalents;

(c) Repurchases of stock from former employees, officers or directors of Borrower under the terms of customary board-approved stock repurchase agreements to the extent permitted under Section 7.6;

(d) Investments accepted in connection with Permitted Transfers;

(e) Investments by Borrower in its wholly-owned Subsidiaries in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) in any fiscal year;

(f) Investments not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(h) Deposit and securities accounts maintained with banks and other financial institutions to the extent expressly permitted under Section 6.6 and as to which Borrower has complied with the requirements of Section 6.6; and

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” means the following:

(a) (i) Any Liens in favor of Bank, including Liens arising under this Agreement or the other Loan Documents, and (ii) Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances);

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries, as applicable, maintain adequate reserves, provided the same have no priority over any of Bank’s security interests;

(c) Liens securing Permitted Indebtedness not to exceed Two Hundred Thousand Dollars ($200,000) in the aggregate at any time outstanding (i) upon or in any Equipment (other than Equipment financed by Bank) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9;

(f) Liens in favor of other depository institutions arising in connection with deposit accounts maintained by Borrower or Borrower’s Subsidiaries at such depository institutions, provided that (i) such deposit accounts are otherwise expressly permitted to be maintained under Section 6.6, (ii) such Liens are limited to amounts on deposit in such accounts and secure only the customary fees and expenses of such institutions for deposit services charged by such institution arising in connection with such deposit accounts, and not for borrowed money, financing or other extensions of credit, and (iii) to the extent required under Section 6.6, Bank has a first-priority (subject only to Liens of the type described in clause (ii) above) perfected security interest in the amounts held in such deposit accounts;

(g) Liens securing Subordinated Debt;

(h) Statutory Liens securing Indebtedness and other liabilities in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) at any time of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the

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ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(i) Liens of carriers, warehousemen, suppliers, landlords or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(j) Statutory Liens of landlords arising by operation of law and in the ordinary course of business securing obligations not yet delinquent, that are subject to a Collateral Access Agreement, if required by Bank;

(k) Liens incurred in the ordinary course of business to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations (other than Liens imposed by ERISA); and

(l) Liens consisting of non-exclusive licenses for the use of the Patents, Trademarks or Copyrights of Borrower or its Subsidiaries in the ordinary course of business.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a) Inventory in the ordinary course of business;

(b) non-exclusive licenses for the use of the Patents, Trademarks or Copyrights of Borrower or its Subsidiaries in the ordinary course of business;

(c) worn-out or obsolete Equipment not financed by Bank;

(d) the abandonment of immaterial Patents, Trademarks, Copyrights of Borrower or its Subsidiaries that are, in the reasonable judgment of Borrower’s board of directors, either no longer economically practicable to maintain or no longer useful in the conduct of the business of Borrower or of Borrower and its Subsidiaries taken as a whole;

(e) a conveyance, sale, lease, transfer or disposition by a Subsidiary to the Borrower to the extent not otherwise prohibited herein; and

(f) Transfers that constitute the creation of Permitted Liens or the making of Permitted Investments.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pricing Addendum” means that certain Prime Referenced Rate Addendum to Amended and Restated Loan and Security Agreement, by and between Bank and Borrower, dated as of the Closing Date, as amended, modified, supplemented or restated from time to time.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prohibited Territory” means any person or country listed by the Office of Foreign Assets Control of the United States Department of Treasury as to which transactions between a United States Person and that territory are prohibited.

“Recurring Subscription Revenue” means, for any period of determination, Borrower’s aggregate net cash receipts during such period constituting recurring revenues under Subscription Contracts in the ordinary course of Borrower’s business.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Restricted Agreement” is any material license or other material agreement (other than over-the-counter software that is commercially available to the public) to which Borrower is a party or under which Borrower is bound (including licenses and agreements under which Borrower is the licensee): (a) that prohibits or otherwise restricts Borrower from assigning to Bank, or granting a to Bank a Lien in, Borrower’s interest in such license or agreement, the rights arising thereunder or any other property, or (b) for which a default under or termination of such license or contract could interfere with the Bank’s right to use, license, sell or collect any Collateral or otherwise exercise its rights and remedies with respect to the Collateral under the Loan Documents or applicable law.

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“Revolving Line” means a Credit Extension of up to Five Million Dollars ($5,000,000).

“Revolving Maturity Date” means October 4, 2013.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting or maintaining the priority of any security interest or Lien.

“Shares” means (i) sixty-five percent (65%) of the issued and outstanding voting Equity Interests owned or held of record by Borrower or any other Loan Party in any Excluded Foreign Subsidiary; (ii) one hundred percent (100%) of the issued and outstanding non-voting Equity Interests owned or held of record by Borrower or any other Loan Party in any Excluded Foreign Subsidiary, and (iii) one hundred percent (100%) of the issued and outstanding Equity Interests owned or held of record by Borrower or any other Loan Party in each Subsidiary of Borrower that is not an Excluded Foreign Subsidiary.

“SOS Reports” means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means Indebtedness incurred by Borrower that is subordinated in writing to the Obligations owing by Borrower to Bank on terms satisfactory to Bank (and identified as being such by Borrower and Bank), including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior indefeasible payment in full, in cash, of the Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Bank’s Lien, and prohibitions on the exercise of any rights or remedies of the holder of such Indebtedness against Borrower or any of Borrower’s property pursuant to a written subordination agreement executed and delivered by Bank.

“Subscription Contracts” means those written consumer and business subscription agreements for Borrower’s products that: (a) have been duly and properly executed and delivered by Borrower and each account debtor party thereto; (b) have been entered into in the ordinary course of Borrower’s business and consistent with past practice; (c) are with a counter-party that is not an Affiliate of Borrower, and (d) provide for a subscription periods of one, two or three years.

“Subscription Renewal Rate” means, for any given month, the amount obtained by dividing (a) the number of renewals of existing Subscription Contracts, which by their terms expire and are eligible for renewal during such month, that are actually renewed by customers during such month, by (b) the aggregate number of Subscription Contracts expiring or otherwise eligible for renewal during such month. In no event shall the Subscription Renewal Rate be greater than one (1.00).

“Subsidiary” means with respect to any Person, any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest or joint venture of which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned or controlled by such Person, either directly or through an Affiliate.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

1.2 Accounting Terms. Any accounting term not specifically defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

(a) Promise to Pay; Use of Proceeds. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements as provided herein (including payment of Permitted Indebtedness consisting of earn-out obligations incurred by Borrower in connection with its acquisition of Performable), and not for personal, family, household or agricultural purposes.

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(b) Advances Under Revolving Line.

(i) Amount. Subject to and upon the terms and conditions of this Agreement Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base. Except as set forth in the Pricing Addendum, amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable.

(ii) Form of Request. Whenever Borrower desires an Advance, subject to the prior satisfaction of all other applicable conditions to the making of Advances set forth in this Agreement, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (12:00 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

(c) Letter of Credit Facility. At any time and from time to time from April 25, 2011 through the Business Day immediately prior to the Letter of Credit Facility Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit shall not at any time exceed the Letter of Credit Facility. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Letters of Credit by the Letter of Credit Facility Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding or continue.

(d) Growth Capital Advances.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Growth Capital Advances to Borrower. Borrower may request Growth Capital Advances from the Closing Date through the Growth Capital Availability End Date. In no event shall the aggregate amount of Growth Capital Advances exceed the Growth Capital Line. Each Growth Capital Advance shall be in a minimum original principal amount of at least the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or the remaining availability under the Growth Capital Line.

(ii) Interest shall accrue from the date of each Growth Capital Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Growth Capital Advances that are outstanding on Growth Capital Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on May 1, 2013, and continuing on the same day of each month thereafter through the Growth Capital Maturity Date, at which time all amounts owing in connection with the Growth Capital Advances, and all other amounts owing under this Agreement, shall be immediately due and payable in full and in cash. Growth Capital Advances, once repaid, may not be reborrowed. Except as set forth in the Pricing Addendum, Borrower may prepay any Growth Capital Advances without penalty or premium. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities without reamortization of the repayment schedule for the remaining principal balance.

(iii) When Borrower desires to obtain a Growth Capital Advance, subject to the prior satisfaction of all other applicable conditions to the making of a Growth Capital Advance set forth in this Agreement, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Growth Capital Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be duly executed by a Responsible Officer or its designee. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.

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(e) Existing Equipment Advance.

(i) Prior to the Closing Date, Bank made Equipment Advances (as defined in the Original Agreement) to Borrower pursuant to the terms of Section 2.1(c) of the Original Agreement, in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000), of which Forty-One Thousand Six Hundred Sixty-Six and 70/100 Dollars ($41,666.70) in principal amount remain outstanding as of the Closing Date (the “Existing Equipment Advance”).

(ii) Interest on the Existing Equipment Advance shall continue to accrue from and after the Closing Date at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). The Existing Equipment Advance outstanding on the Closing Date shall be repaid in equal monthly installments of principal and accrued interest each in the amount of $20,833.33, beginning on May 1, 2012, and continuing on the same day of each month thereafter through the Existing Equipment Loan Maturity Date, at which time all amounts due in connection with the Existing Equipment Advance shall be immediately due and payable. Except as set forth in the Pricing Addendum, Borrower may prepay the Existing Equipment Advance as provided in Section 2.3(f).

2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rates.

(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Pricing Addendum.

(ii) Existing Equipment Advance. Except as set forth in Section 2.3(b), the Existing Equipment Advance shall bear interest, on the outstanding daily balance thereof, at a rate equal to the Prime Rate.

(iii) Growth Capital Advances. Except as set forth in Section 2.3(b), the Growth Capital Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Pricing Addendum.

(b) Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Obligations shall bear interest at a per annum rate of five percent (5%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default. In no event shall the interest payable under this Agreement at any time exceed the maximum rate permitted by law.

(c) Payments. Except as set forth in the Pricing Addendum, interest hereunder shall be due and payable monthly, in arrears, on the first day of each month during the term hereof, until maturity (whether as stated herein, by acceleration or otherwise). In the event that any payment under this Agreement becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth herein or in the Pricing Addendum. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d) Computation; Bank’s Records. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. The amount and date of each Credit Extension under this Agreement, its applicable interest rate, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Agreement, when due in accordance with the terms hereof.

(e) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Collateral, including the Equipment and other property financed by Bank from time to time (the “Financed Equipment”). If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an “Event of Loss”), then, if no Event of Default has occurred or is continuing, within ten (10) days following the later of

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such Event of Loss or Borrower’s receipt of insurance proceeds in respect of such Event of Loss, at Borrower’s option, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(f) Prepayment. Borrower may prepay all or part of the outstanding balance of any Obligations at any time without premium or penalty, and so long as no Event of Default has occurred and is continuing, Borrower may designate in writing the Obligations to which a prepayment shall be applied. Unless otherwise agreed by Bank in writing, partial prepayments hereunder (other than payments with respect to Advances under the Revolving Line) shall be applied to the installments owing hereunder in respect of Obligations (other than Advances under the Revolving Line) in the inverse order of their maturities. Any prepayment hereunder (other than prepayment of Advances under the Revolving Line) shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank’s right to make demand for payment of all or any part of the Obligations under this Agreement due on a demand basis in Bank’s sole and absolute discretion.

2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies, except that to the extent Borrower uses the Existing Equipment Advance to purchase Collateral, Borrower’s repayment of the Existing Equipment Advance shall apply on a “first-in-first-out” basis so that the portion of the Existing Equipment Advance used to purchase a particular item of Collateral shall be paid in the chronological order the Borrower purchased the Collateral. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5 Fees. Borrower shall pay to Bank the following:

(a) Facility Fee. On the Closing Date, a fully-earned fee equal to Ten Thousand Dollars ($10,000), which shall be nonrefundable;

(b) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a letter of credit fee of one percent (1.00%) per annum of the face amount of each Letter of Credit issued, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank; and

(c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.8, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement or any other Loan Document. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3. CONDITIONS OF LOANS.

3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement, duly executed by Borrower;

(b) the Pricing Addendum, duly executed by Borrower;

(c) an Unconditional Guaranty and Third Party Security Agreement, each duly executed by Performable;

(d) (i) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party, and (ii) an officer’s certificate of Performable with respect to incumbency and resolutions authorizing the execution and delivery of the Guaranty Documents and other Loan Documents to which it is a party;

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(e) UCC National Form Financing Statement Amendment with respect to Borrower and UCC National Form Financing Statement with respect to Performable;

(f) a Warrant in form and substance satisfactory to Bank, duly executed by Borrower;

(g) agreement to furnish insurance;

(h) payment of the fees and Bank Expenses then due specified in Section 2.5;

(i) current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(j) current financial statements, including audited statements for Borrower’s most recently ended fiscal year, together with an unqualified opinion, company prepared consolidated and consolidating balance sheets and income statements for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;

(k) current Compliance Certificate in accordance with Section 6.2;

(l) a Borrowing Base Certificate in accordance with Section 6.2 for the period ending February 29, 2012;

(m) a Collateral Information Certificate, duly executed by Borrower and a Collateral Information Certificate, duly executed by Performable;

(n) an Automatic Debit Authorization, duly executed by Borrower; and

(o) such other documents, instruments or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

(b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule and except for Permitted Liens of the type described in clause (c) of the definition of Permitted Liens on Equipment that is not Financed Equipment and Permitted Liens of the type described in clause (f) of the definition of Permitted Liens, in each case, that may have superior priority to Bank’s Lien under this Agreement, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property and not to allow a Lien to exist on any of its Intellectual Property, in each case, except in connection with Permitted Liens and Permitted Transfers. Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are outstanding.

4.2 Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction whether or not Revised Division 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party

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bailee (other than locations where property of Borrower and/or its Subsidiaries may be located with a value less than $25,000 at any one location or less than $100,000 in the aggregate for all such locations), Borrower shall take such steps as Bank requests for Bank to obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank. Other than with respect to the Excluded Deposit Accounts, Borrower shall obtain “control” of any Collateral consisting of investment property, deposit accounts, securities accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Division 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.

4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice each year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral and Borrower’s other assets and properties.

4.4 Pledge of Collateral. Borrower hereby pledges, assigns and grants to Bank a security interest in all of Borrower’s right, title and interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock (constituting Shares) and other moneys and property paid thereon, all rights to subscribe for securities (constituting Shares) declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date, the certificate or certificates for the Shares in which Borrower has an interest will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing the Shares in which Borrower has an interest, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing and Borrower has received a written notice from Bank indicating that Borrower is no longer permitted to exercise its voting rights with respect to the Shares and/or to give consents, waivers and ratifications in respect of the Shares (“Exercise Notice”), Borrower shall be entitled to exercise any voting rights with respect to the Shares in which Borrower has an interest and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default and Borrower’s receipt of an Exercise Notice from Bank.

5. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Borrower and each Subsidiary is an entity duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default could not reasonably be expected to cause a Material Adverse Effect.

5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Collateral is located solely in the Collateral States at the locations specified in the Collateral Information Certificate (or is Inventory in transit to or from such locations in the ordinary course of business), and at such other locations as may be timely disclosed in writing to Bank pursuant to Section 7.2. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose Subscription Contracts are included in the calculation of the Borrowing Base. No Account Debtor under any of Borrower’s Subscription Contracts is located in a Prohibited Territory. All Inventory and Equipment is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule or as disclosed

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in writing from time to time with respect to accounts maintained outside of Bank to the extent expressly permitted under Section 6.6, none of Borrower’s cash, securities or investment property is maintained or invested with a Person other than Bank or Bank’s Affiliates.

5.4 Intellectual Property. Borrower is the sole owner of its Intellectual Property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business or to Borrower. To the best of Borrower’s knowledge, each of its Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property in which Borrower has any interest has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property in which Borrower has any interest violates the rights of any third party except to the extent such claim, invalidity or unenforceability could not reasonably be expected to cause a Material Adverse Effect.

5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof or at such other location as to which Borrower has provided notice in accordance with Section 7.2.

5.6 Actions, Suits, Litigation, or Proceedings. Except as set forth in the Schedule, there are no actions, suits, litigation or proceedings, at law or in equity, pending by or against Borrower or any Subsidiary before any court, administrative agency, or arbitrator in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.

5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments. As of the Closing Date, Borrower has no Subsidiaries other than Performable.

5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.12 Restricted Agreements. Except as disclosed on the Schedule or as timely disclosed in writing to Bank pursuant to Section 6.10, Borrower is not a party to, nor is bound by, any Restricted Agreement.

5.13 Shares. Borrower has full power and authority to create a first lien on the Shares in which Borrower has any interest and no disability or contractual obligation exists that would prohibit Borrower from pledging such Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to such Shares. The Shares in which Borrower has any interest have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, none of the Shares in which Borrower has an interest are the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

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5.14 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following

6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ organizational existence and good standing in the Borrower State, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the jurisdiction in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could reasonably be expected to have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank:

(a) (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s operations during such period prepared in accordance with GAAP, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (v) promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; (vi) as soon as available, but in any event not later than sixty (60) days after the end of each fiscal year, Borrower’s financial and business projections and budget for the current year (including monthly detail), certified by a Responsible Officer as being approved by Borrower’s Board of Directors; and (vii) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time;

(b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable.

(c) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(d) As soon as possible and in any event within two (2) calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(e) Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral, at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver

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to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

6.3 Condition of Collateral. Borrower shall keep all Inventory and Equipment in good operating condition and repair (ordinary wear and tear excepted), free from all material defects except for inventory for which adequate reserves have been made. Borrower shall make all necessary repairs to its Equipment and replacement of parts so that the value and operating efficiency thereof shall all times be maintained and preserved. Borrower shall keep complete and accurate books and records with respect to the Collateral, including maintenance records. Returns and allowances, if any, as between Borrower and its Account Debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than One Hundred Thousand Dollars ($100,000).

6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.5 Insurance.

(a) Borrower, at its expense, shall keep the Collateral and its other property and assets insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, as its interests may appear, and all liability insurance policies shall show Bank as an additional insured and shall specify that the insurer must give at least 30 days notice to Bank before canceling its policy for any reason; provided that the insurer may give Bank no fewer than ten (10) days’ notice before cancellation of any policy due to nonpayment of premiums. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy in connection with or in respect of the Collateral will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be of equal or greater value than the property being replaced and shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

6.6 Accounts. Borrower shall maintain all of its, and shall cause all of its Subsidiaries to maintain all of their, deposit and operating accounts with Bank, and all of its and their primary investment accounts with Bank or Bank’s Affiliates (covered by satisfactory control agreements); provided, however, notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, (a) Borrower and its Subsidiaries may maintain the Excluded Deposit Accounts, subject to the limitations set forth in the definition thereof, and (b) at any time while Borrower maintains one or more deposit accounts with Bank or investment accounts with Bank’s Affiliates with aggregate deposits or value in an amount not less than Ten Million Dollars ($10,000,000), Borrower and its Subsidiaries may, at such time, also maintain cash, cash equivalents, investments and securities in excess of such amount in accounts outside of Bank and Bank’s Affiliates that are identified on the Schedule or as to which Borrower has provided Bank with not less than five (5) days prior written notice before establishing any such additional account, so long as each such account remains, at all times, subject Bank’s first-priority security interest (subject only to Permitted Liens of the type described in clause (f) of the definition of Permitted Liens), pursuant to an account control agreement in form and substance satisfactory to Bank.

6.7 Title. Borrower shall promptly notify Bank in writing of any event which materially affects the value of the Collateral, the ability of Borrower or Bank to dispose of the Collateral, or the rights or remedies of Bank in relation thereto, including, but not limited to, the levy of any legal process against the Collateral. Upon request by Bank, Borrower shall deliver to Bank any and all evidence of ownership of, and certificates of title to, any and all of the Equipment.

6.8 Financial Covenant. Borrower shall at all times maintain the following financial covenant:

(a) Minimum Cash at Bank. Borrower shall at all times maintain a balance of Cash at Bank of not less than One Million Dollars ($1,000,000).

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6.9 Intellectual Property Rights.

(a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b) Borrower shall give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office and United States Copyright Office, including the date of such filing and the registration or application numbers, if any, within 10 days of making such filing.

(c) Borrower shall give Bank written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, within 10 days of making such filing.

(d) Borrower shall (i) protect, defend and maintain the validity and enforceability of its material Intellectual Property, (ii) use commercially reasonable efforts to detect infringements of its material Intellectual Property and promptly advise Bank in writing of infringements of such Intellectual Property detected and (iii) not allow any material Intellectual Property to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

6.10 Restricted Agreements. Prior to entering into or becoming bound by any Restricted Agreement, Borrower shall : (i) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business or financial condition; and (ii) use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Bank to have a security interest in the Collateral, and to have the power to enforce remedies in the Collateral, that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future.

6.11 Creation/Acquisition of Subsidiaries. Without limiting the generality of any other provision hereof, in the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Bank of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Bank to cause each such Subsidiary (unless it is an Excluded Foreign Subsidiary) to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the property of such Subsidiary (substantially as described on Exhibit A hereto), and Borrower and/or the applicable Loan Party shall grant and pledge to Bank a perfected security interest in the Shares of each Subsidiary (whether foreign or domestic).

6.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement. Without limiting the generality of the foregoing, Borrower shall promptly furnish to Bank from time to time, such statements and schedules further identifying the Collateral and such other reports in connection with the Collateral as Bank may request, all in reasonable detail.

7. NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including intellectual property, or move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers and transfers to Excluded Deposit Accounts and to other accounts permitted under Section 6.6, in each case, to the extent otherwise permitted hereunder.

7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office without thirty (30) days prior written notification to Bank; without at least thirty (30) days prior written notice to Bank, add any new offices or business or Collateral locations (unless such new offices or locations contain, in the aggregate, less than Ten Thousand Dollars ($10,000) in Borrower’s or such Subsidiaries’ assets or property); replace its chief executive officer or chief financial officer without providing written notification to Bank within ten (10) days thereafter; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; suffer or permit a Change in Control.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person or business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, or enter into any agreement to do any of the same, except for acquisitions by Borrower where: (a) Bank shall have received at

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least twenty (20) days’ prior written notice of such proposed transaction, which notice shall include a reasonably detailed description of such proposed transaction; (b) the property acquired (or the property of the Person acquired) in such acquisition is used or useful in the same, similar, complementary or a related line of business as the Borrower was engaged in on the Closing Date (or any reasonable extensions thereof); (c) the Aggregate Consideration paid or payable by Borrower and its Subsidiaries in connection with all such acquisitions during the term of this Agreement shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate; (d) the Person, business and assets acquired in such acquisition shall be free and clear of all Liens (other than Permitted Liens); (e) at or prior to the closing of any acquisition, Bank will be granted a first priority perfected Lien, in all assets or stock acquired pursuant thereto and Borrower and its Subsidiaries shall have executed such documents and taken such actions as may be required by Bank in connection therewith; (f) at the time of such acquisition no Event of Default has occurred and is continuing, and, after giving effect to such transaction no Event of Default would exist; (g) such acquisitions do not result in a Change in Control; (h) Borrower is in all cases the surviving or successor entity; (i) both before and immediately after giving effect to such transaction, Borrower shall have Cash in excess of Three Million Dollars ($3,000,000); and (j) Borrower provides to Bank, prior to the consummation of such acquisition (i) historical financial information for the Person being acquired, including, if available, audited financial statements, quality of earnings reports and year-to-date interim financial statements, (ii) true, correct and complete copies of all of the definitive, executed documents, instruments and agreements relating to such acquisition, including all related annexes, schedules and exhibits, and (iii) such other financial information and other information regarding the Person who is being so acquired, as Bank may reasonably request.

7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank.

7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens. Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property, or permit any Subsidiary to do so, other than (i) contractual restrictions on encumbrance of Equipment subject to Permitted Liens of the type described in clause (c) of the definition of Permitted Lien solely with respect to such Equipment, and (ii) subject to Sections 5.12 and 6.10, restrictions by reason of customary provisions restricting assignments contained in licenses of intellectual property under which Borrower or a Subsidiary is the licensee (and not the licensor) entered into in the ordinary course of business (provided that such restrictions are limited to licenses or the property subject to such licenses, as the case may be).

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any of its Equity Interests, or permit its Subsidiaries to do so, except that, subject to the last sentence of this Section 7.6, Borrower may: (a) pay up to Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year to repurchase Equity Interests in Borrower, as required pursuant to customary stock repurchase agreements approved by Borrower’s Board of Directors, from former officers, directors or employees upon the death, disability or termination or cessation of employment or service of such officers, directors or employees; (b) make dividends payable exclusively in the form of capital stock; (c) convert convertible securities (including warrants) into equity securities pursuant to the terms of such convertible securities; and (d) distribute equity securities to current or former employees, officers, consultants or directors upon the exercise of their stock options. Notwithstanding the foregoing, Borrower shall be permitted to make such repurchases under clause (a) above only if, at the time of such repurchase, and immediately after giving effect thereto: (i) no Event of Default, or any event or circumstance that with the giving of notice or the passage of time (or both) could result in an Event of Default, exists or could reasonably be expected to occur, (ii) Borrower is solvent, and (iii) such distribution is permitted under and is made in compliance with applicable law including Sections 170 and 173 of the Delaware General Corporation Law. In addition, Borrower’s Subsidiaries may make dividends and distributions to Borrower on account of or in redemption, retirement or purchase of any of their respective Equity Interests.

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank (other than with respect to Excluded Deposit Accounts), in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower. Further, Borrower shall not enter into any license or agreement with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for: (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, and (b) transactions constituting bona fide rounds of preferred stock financing for capital raising purposes provided that such transactions are approved by Borrower’s Board of Directors, including all disinterested directors.

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7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision of any document evidencing such Subordinated Debt, except in compliance with the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10 Location of Equipment. Store, or cause or permit any Subsidiary to store, any Collateral with a bailee, warehouseman, or similar third party unless (a) Borrower shall promptly thereafter give Bank written notice thereof identifying the names and addresses of such third parties and briefly describing the Collateral in the possession of such third parties; (b) the third party has been notified of Bank’s security interest and Bank (i) other than with respect to locations where property of Borrower and/or its Subsidiaries may be located with a value less than $25,000 at any one location or less than $100,000 in the aggregate for all such locations, shall have received a duly executed Collateral Access Agreement, including an acknowledgment from the third party that it is holding or will hold the Collateral for Bank’s benefit or (ii) is in possession of the warehouse receipt, where negotiable, covering such Collateral. Except for such locations as Bank may approve in writing, Borrower shall keep, and shall cause each of its Subsidiaries to keep, its Equipment and all Collateral only at the locations set forth in the Schedule delivered by Borrower to Bank prior to the Closing Date (or inventory in transit between such locations in the ordinary course of business), and at such other locations of which Borrower gives Bank prior written notice pursuant to Section 7.2, and as to which Bank files Security Instruments where needed to perfect its security interests and liens in such Collateral and as to which (x) if applicable, Bank has received a Collateral Access Agreement for any location where Borrower or its Subsidiaries maintain more than $25,000 at any one location (provided that, unless Bank otherwise agrees in writing, not more than $100,000 of property in which Bank holds a Lien in the aggregate shall be located with third party bailees at locations not subject to a Collateral Access Agreement), and (y) Borrower has taken such actions as Bank reasonably requests to perfect and maintain the perfection and priority of Bank’s Lien on the Collateral.

7.11 No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1 Payment Default. If Borrower fails to pay any of the Obligations when due;

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

(b) If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3 Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in such SOS Report;

8.4 Material Adverse Change. If there occurs any circumstance or circumstances that could have a Material Adverse Effect;

8.5 Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event

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is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);

8.6 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or any of its Subsidiaries, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

8.8 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

8.9 Judgments; Settlements. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or if a settlement or settlements is agreed upon for an amount individually or in the aggregate of at least One Hundred Thousand Dollars ($100,000);

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

8.11 Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any Guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any Guarantor.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);

(b) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts;

(c) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(d) Settle or adjust disputes and claims directly with Account Debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(f) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1,

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to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

(i) Bank may credit bid and purchase at any public sale;

(j) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

(k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank (and each of Bank’s designated officers or employees) as Borrower’s true and lawful attorney to: (a) after the occurrence and during the continuance of a Event of Default, (i) send requests for verification of Accounts, if any, included in the Collateral, and notify Account Debtors of Bank’s security interests and Liens in such Accounts, if any; (ii) endorse Borrower’s name on any checks or other forms of payment or security relating to the Collateral that may come into Bank’s possession; (iii) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, in each case relating to the Collateral; (iv) dispose of any Collateral; (v) make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (vi) settle and adjust disputes and claims respecting the Accounts, if any included in the Collateral, directly with Account Debtors, for amounts and upon terms which Bank determines to be reasonable; (vii) transfer all or any part of the Collateral into the name of Bank or a third party to the extent permitted under the Code; (b) file, in its sole discretion, one or more financing or continuation statements and amendments thereto relative to any of the Collateral without the signature of Borrower where permitted by law, (c) to execute and do all such assurances, acts and things which Borrower is required, but fails to do under the covenants and provisions of the Loan Documents; (d) to take any and all such actions as Bank may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Bank under this Agreement or the other Loan Documents; (e) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any intellectual property acquired by Borrower or to delete any reference to any right, title or interest in any intellectual property in which Borrower no longer has or claims to have any right, title or interest, and (f) to sign Borrower’s name on any documents or Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Bank’s security interest in the Collateral. The appointment of Bank as attorney in fact of Borrower, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed, and all of Bank’s obligations to provide Credit Extensions or other financial accommodations to Borrower under this Agreement or any of the other Loan Documents shall have terminated.

9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, (a) Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account; and (b) Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

April 4, 2012

9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5 Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8 Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	HubSpot, Inc.
25 First Street, 2nd Floor
Cambridge, MA 02141
Attn: Chief Financial Officer
FAX: (617) 812-5820

If to Bank:	Comerica Bank
39200 Six Mile Road,M/C 7578
Livonia, Michigan 48152
Attn: National Documentation Services

with a copy to:	Comerica Bank
1000 Winter Street, Suite 3600
Waltham, MA 02451
Attn: William Sweeney, Sr. Vice President and
James Demoy, Vice President

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

April 4, 2012

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the State and Federal courts located in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12. REFERENCE PROVISION.

12.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

12.2 With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the Superior Court in the County where the real property involved in the action, if any, is located or in a County where venue is otherwise appropriate under applicable law (the “Court”).

12.3 The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

12.4 The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.

12.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

12.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7 Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8 Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders

April 4, 2012

that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.9 Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

13. GENERAL PROVISIONS.

13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all Persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the Collateral or the transactions contemplated by this Agreement or any other Loan Document; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except, in each case, for losses, obligations, demands, claims, and/or liabilities caused by Bank’s gross negligence or willful misconduct.

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

13.6 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by the parties. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.9 Confidentiality. In handling any information identified by Borrower as confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary

April 4, 2012

information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank, (ii) to prospective transferees or purchasers of, or participants in, any interest in the Obligations (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision), (iii) as required by law, regulations, rule or order, subpoena, judicial order or other order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, (v) as Bank may determine to be appropriate in connection with the enforcement of any remedies under any of the Loan Documents and (vi) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

13.10 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend, restate, supercede and replace, without novation, the Original Agreement; provided, however, the execution and delivery of this Agreement shall not, in any manner or circumstance, be deemed to be a novation of or to have terminated, released, extinguished, or discharged any of the Borrower’s Indebtedness under the Original Agreement or any Liens granted under the Original Agreement or the other Loan Documents, all of which are hereby ratified and confirmed and shall continue under and shall hereafter be evidenced and governed by this Agreement.

13.11 Performable Acquisition. Subject to the terms and conditions set forth herein, including the conditions precedent set forth in Section 3.1, Bank hereby consents to the Performable Acquisition on the terms set forth in the Performable Acquisition Agreement, as provided to Bank prior to the Closing Date, and waives the Existing Defaults; provided that: (a) the total consideration paid or agreed to be paid by Borrower and its Subsidiaries in connection with the Performable Acquisition consists exclusively of (a) a cash payment at closing not to exceed $3,300,000, (b) contingent earn-out obligations not to exceed $1,300,000 per year, payable in 2012, 2013 and 2014, and (c) shares of Borrower’s capital stock. Bank’s consent to the Performable Acquisition and waiver of the Existing Defaults: (a) in no way shall be deemed to be an agreement by Bank to waive any covenant, liability or obligation of Borrower, any guarantor or any third party or to waive any right, power, or remedy of Bank, except as expressly set forth in this Section 13.11; (b) shall not limit or impair Bank’s right to demand strict performance of Borrower’s liabilities and obligations to Bank and the Obligations under this Agreement and the other Loan Documents at all times following the Closing Date, including Sections 6.2, 6.11, 7.1, 7.3, 7.4, 7.7 and 7.8 of this Agreement; (c) in no way shall obligate Bank to make any future waivers, consents or modifications to this Agreement; and (d) is not a continuing waiver with respect to any failure to perform any Obligation. Borrower acknowledges that: (i) Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents, and Bank does not waive Borrower’s obligations under Section 6.2, 6.11, 7.1, 7.3, 7.4, 7.7 and 7.8 of the Original Agreement other than with respect to the Performable Acquisition, and (ii) Bank is relying upon Borrower’s representations, warranties and agreements, as set forth herein and in the Loan Documents in consenting to the Performable Acquisition and agreeing to this Agreement. Nothing in this Agreement shall constitute a satisfaction of Borrower’s Obligations.

[Balance of Page Intentionally Left Blank]

April 4, 2012

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

HUBSPOT, INC.

By:	/s/ [Illegible]
Name:	[Illegible]
Title:	CFO

COMERICA BANK

By:	/s/ William Sweeney
Name:	William Sweeney
Title:	SVP

[Signature Page to Amended and Restated Loan and Security Agreement]

April 4, 2012

DEBTOR:	HUBSPOT, INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to (collectively, the “Collateral”):

(a)

all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b)

any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment or proceeds from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of April 4, 2012, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

EXHIBIT B TECHNOLOGY & LIFE SCIENCES DIVISION LOAN ANALYSIS LOAN ADVANCE/PAYDOWN REQUEST FORM DEADLINE FOR SAME DAY PROCESSING IS 3:00* P.M., P.S.T. DEADLINE FOR GROWTH CAPITAL ADVANCES IS 3:00P.M., P.S.T.** DEADLINE FOR WIRE TRANSFERS IS 1:30 P.M., P.S.T. ‘At month end and the day before a holiday, the cut off time is 1:30 P.M., P.S.T. **Subject to 3 day advance notice. To: Loan Analysis FAX#: (650) 462-6061 DATE:———— TIME: _ FROM: HUBSPOT I NC TELEPHONE REQUEST (For Bank Use Only): Borrower’s Name FROM: FROM: Authorized Signer’s Name Authorized Signature (Borrower) The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me. Authorized Request & Phone# PHONE#: FROM ACCOUNT#: (please include Note number, if applicable) TO ACCOUNT#: (please include Note number, if applicable) Received by (Bank) & Phone# Authorized Signature (Bank) REQUESTED TRANSACTION TYPE REQUESTED DOLLAR AMOUNT For Bank Use Only Date Rec’d: Time: Comp. Status: YES NO Status Date: Time: Approval: PRINCIPAL INCREASE’(ADVANCE) $ PRINCIPALPAYMENT (ONLY) $ OTHER INSTRUCTIONS: All representations and warranties of Borrower stated in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. If YES,the Outgoing Wire Transfer Instructions must be completed below. YES NO OUTGOING WIRE TRANSFER INSTRUCTIONS I Fed Reference Number I Bank Transfer Number The items marked with an asterisk (‘) are required to be completed. *Beneficiary Name ‘Beneficiary Account Number ‘Beneficiary Address Currency Type US DOLLARS ONLY ‘ABA Routing Number (9 Digits) ‘Receiving Institution Name ‘Receiving Institution Address ‘Wire Amount $

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower:	Bank:	Comerica Bank
HUBSPOT, INC.

Commitment Amount: $5,000,000		Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061

RECURRING SUBSCRIPTION CONTRACT REVENUES

1.	Total Cash Receipts From Recurring Subscription Revenues for 3 months ending			$

AVERAGE SUBSCRIPTION RENEWAL RATE
2.	Actual renewals during month ending (three months prior)
3.	Scheduled/ Eligible renewals during month ending (three months prior)
4.	Month 3 Renewal Rate (#2 divided by #3)
5.	Actual renewals during month ending (two months prior)
6.	Scheduled/ Eligible renewals during month ending (two months prior)
7.	Month 2 Renewal Rate (#5 divided by #6)
8.	Actual renewals during month ending (month ending on Certificate date)
9.	Scheduled/ Eligible renewals during month ending (month ending on Certificate date)
10.	Month 1 Renewal Rate (#8 divided by #9)
11.	ADVANCE RATE ([#4 plus #7 plus #10] divided by 3]

BORROWING BASE
12.	BORROWING BASE (#1 times #11)	$

BALANCES
13.	Maximum Loan Amount		$5,000,000
14.	Total Funds Available (Lesser of #12 or #13)			$
15.	Outstanding under Sublimits (if any)			$
16.	Present balance owing on Line of Credit			$
17.	Reserve Position (#14 minus #15 and #16)			$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Comerica Bank.

Comments:

BANK USE ONLY
Rec’d By:
Date:
Reviewed By:
Date:

Authorized Signer

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 250 Lytton Avenue, 3rd Floor Palo Alto, CA 94301 Phone: (650) 462-6060 Fax: (650) 462-6061

FROM:        HUBSPOT, INC.

The undersigned authorized Officer of HUBSPOT, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                          with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.9(a), except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S Compliance Certificate	Monthly, within 30 days Monthly, within 30 days	YES YES	NO NO
CPA Audited, Unqualified F/S Borrowing Base Cert., A/R & A/P Agings Annual Business Plan (incl. operating budget) Audit	Annually, within 180 days after FYE Monthly, within 30 days Annually, within 60 days after FYE Semi-annual	YES YES YES YES	NO NO NO NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

Total amount of Borrower’s cash and investments	Amount: $	YES	NO
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	YES	NO
Total amount of deposits in Excluded Deposit Accounts	Amount: $	YES	NO

REPORTING COVENANTS	DESCRIPTION	APPLICABLE
Legal Action > $100,000 (Sect. 6.2(a)(iv))	Notify promptly upon notice	YES	NO
Inventory Disputes > $100,000 (Sect. 6.3)	Notify promptly upon notice	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $100,000 (Sect. 8.7)		YES	NO
Judgment > $100,000 (Sect. 8.9)	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:
Minimum Cash at Bank	$1,000,000	$	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	<$200,000		YES	NO
Permitted Investments for stock repurchase	<$50,000		YES	NO
Permitted Investments for subsidiaries	<$50,000		YES	NO
Permitted Investments for employee loans	<$50,000		YES	NO
Permitted Liens for equipment leases	<$200,000		YES	NO
Deposit Accounts Outside of Bank	<250,000 each		YES	NO
	<$250,000 all		YES	NO

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no Credit Extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

EXHIBIT E

PRIME REFERENCED RATE ADDENDUM

HUBSPOT, INC.

SCHEDULE OF EXCEPTIONS TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Permitted Indebtedness (Section 1.1)

None.

Permitted Investments (Section 1.1)

None.

Permitted Liens (Section 1.1)

None.

Collateral Security Interest (Section 4.1)

None.

Location of cash, securities, investments outside Bank (Section 5.3)

B of A Checking #004604684323,

SVB Checking (Performable legacy account) #3300684901

Other Trade Names (Section 5.5)

HubSpot, LLC

Actions, Suits, Litigation, Proceedings (Section 5.6)

None.

Restricted Agreements (Section 5.12)

None.

Location of Collateral (Section 7.10)

None.

PRIME REFERENCED RATE ADDENDUM TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Prime Referenced Rate Addendum to Amended and Restated Loan and Security Agreement (this “Addendum”) is entered into as of April 4, 2012, by and between Comerica Bank (“Bank”) and HubSpot, Inc., a Delaware corporation (“Borrower”). This Addendum supplements the terms of the Amended and Restated Loan and Security Agreement dated as of the date hereof by and between Borrower and Bank (as the same may be amended, modified, supplemented, extended or restated from time to time, collectively, the “Agreement”).

1. Definitions. As used in this Addendum, the following terms shall have the following meanings. Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement.

a. “Applicable Margin” means, as applicable: (i) zero percent (0.00%) per annum with respect to Advances under the Revolving Line; and (ii) one percent (1.00%) per annum with respect to the Growth Capital Advances.

b. “Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating to the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on the London interbank market and on which banks are open for business in London, England.

c. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

d. “Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(1)

for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the outstanding principal amount of the Obligations and for a period equal to one (1) month;

divided by

(2)

1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

e. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

f. “LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to Borrower.

g. “Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

e. “Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

2. Interest Rate. Subject to the terms and conditions of this Addendum, the Obligations under the Agreement, other than the Existing Equipment Advance, shall bear interest at the Prime Referenced Rate plus the Applicable Margin.

3. Payment of Interest. Accrued and unpaid interest on the unpaid balance of the Obligations outstanding under the Agreement shall be payable monthly, in arrears, on the first day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). In the event that any payment under this Addendum becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

4. Bank’s Records. The amount and date of each advance under the Agreement, its applicable interest rate, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Addendum and the Agreement, when due in accordance with the terms hereof.

5. Default Interest Rate. From and after the occurrence of any Event of Default, and for so long as any such Event of Default remains unremedied or uncured thereafter, the Obligations outstanding under the Agreement shall bear interest at a per annum rate of five percent (5%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Addendum and the Agreement at any time exceed the maximum rate permitted by law.

6. Prepayment. Borrower may prepay all or part of the outstanding balance of any Obligations at any time without premium or penalty. Any prepayment hereunder, other than with respect to Advances under the Revolving Line, shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank’s right to make demand for payment of all or any part of the Obligations under the Agreement that are due on a demand basis in Bank’s sole and absolute discretion.

7. Regulatory Developments or Other Circumstances Relating to the Daily Adjusting LIBOR Rate.

a. If any Change in Law shall: (a) subject Bank to any tax, duty or other charge with respect to this Addendum or any Obligations under the Agreement, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Addendum or the Obligations; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Obligations or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

b. In the event that any Change in Law affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Obligations, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Obligations to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of Bank hereunder or to maintaining any Obligations. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error.

8. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.

9. Conflicts. As to the matters specifically the subject of this Addendum, in the event of any conflict between this Addendum and the Agreement, the terms of this Addendum shall control.

(remainder of page left blank)

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

COMERICA BANK		HUBSPOT, INC.

By:	/s/ William Sweeney	By:	/s/ [Illegible]
Name:	William Sweeney	Name:	[Illegible]
Title:	SVP	Title:	CFO

[Signature Page to Prime Referenced Rate Addendum to

Amended and Restated Loan and Security Agreement]

FIRST AMENDMENT TO

amended and restated LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of May 30, 2013, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 4, 2012 (as amended, modified, supplemented or extended from time to time, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.The following defined terms in Section 1.1 of the Agreement hereby are added or amended and restated to read as follows:

“Acquisition Consideration Cap” has the meaning given in Section 7.3.

“Acquisition Minimum Cash Amount” has the meaning given in Section 7.3.

“Applicable Account Balance Amount” means, as applicable:  (a) at any time after Borrower’s IPO, Fifteen Million Dollars ($15,000,000), and (b) at all other times, Ten Million Dollars ($10,000,000).

“Credit Extension” means each Advance, Growth Capital Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“First Amendment Closing Date” means May 30, 2013.

“Growth Capital Availability End Date” means May 30, 2014.

“Growth Capital Amortization Commencement Date” means June 1, 2014.

“Growth Capital Maturity Date” means November 1, 2016.

“IPO” means the closing of a firm commitment underwritten initial public offering, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of common stock of Borrower with net cash proceeds to Borrower of not less than $50,000,000 (net of underwriting commissions and expenses), and that results in the common stock being traded or listed on the NYSE, AMEX or NASDAQ Global Market.

“Letter of Credit Maturity Date” means April 24, 2014.

“Revolving Maturity Date” means May 29, 2014.

2. Section 1.1 of the Agreement is further amended by amending and restating item (e) of the definition of Permitted Investment to read as follows:

(e) Investments by Borrower in: (i) HUBSPOT IRELAND LIMITED, a company formed under the laws of Ireland with registration number 525723, in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal quarter, and (ii) its other wholly-owned Subsidiaries in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) in any fiscal year;

3. Section 1.1 of the Agreement is amended by deleting the following defined terms:  “Existing Equipment Advance”, “Existing Equipment Advance Maturity Date”.

4. Section 2.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Growth Capital Advances.

(i) Amount.  Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Growth Capital Advances to Borrower.  Borrower may request Growth Capital Advances from the Closing Date through the Growth Capital Availability End Date.  In no event shall the aggregate amount of Growth Capital Advances exceed the Growth Capital Line.  Each Growth Capital Advance shall be in a minimum original principal amount of at least the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or the remaining availability under the Growth Capital Line.

(ii) Interest; Payments.  Interest shall accrue from the date of each Growth Capital Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c).  Any Growth Capital Advances that are outstanding immediately prior to the Growth Capital Amortization Commencement Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on the Growth Capital Amortization Commencement Date, and continuing on the same day of each month thereafter through the Growth Capital Maturity Date, at which time all amounts owing in connection with the Growth Capital Advances, and all other amounts owing under this Agreement, shall be immediately due and payable in full and in cash.  Growth Capital Advances, once repaid, may not be reborrowed.  Except as set forth in the Pricing Addendum, Borrower may prepay any Growth Capital Advances without penalty or premium.  Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities without reamortization of the repayment schedule for the remaining principal balance.

(iii) Form of Request.  When Borrower desires to obtain a Growth Capital Advance, subject to the prior satisfaction of all other applicable conditions to the making of a Growth Capital Advance set forth in this Agreement, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Growth Capital Advance is to be made.  Such notice shall be substantially in the form of Exhibit B.  The notice shall be duly executed by a Responsible Officer or its designee.  Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.

5. Section 2.1(e) of the Agreement is hereby deleted in its entirety.

6. Section 2.3(a)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

(ii) [Deleted].

7. Section 2.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

2.4 Crediting Payments.  Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies.  After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.  Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

8. Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.6 Accounts.  Borrower shall maintain all of its, and shall cause all of its Subsidiaries to maintain all of their, deposit and operating accounts with Bank, and all of its and their primary investment accounts with Bank or Bank’s Affiliates (covered by satisfactory control agreements); provided, however, notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing and Borrower is in compliance with the requirements of Section 6.8 hereof, (a) Borrower and its Subsidiaries may maintain the Excluded Deposit Accounts, subject to the limitations set forth in the definition thereof, and (b) at any time while Borrower maintains one or more deposit accounts with Bank or investment accounts with Bank’s Affiliates (covered by satisfactory control agreements) with aggregate deposits or value in an amount not less than the Applicable Account Balance Amount in effect at such time, Borrower and its Subsidiaries may, at such time, also maintain cash, cash equivalents, investments and securities in excess of such Applicable Account Balance Amount in accounts outside of Bank and Bank’s Affiliates that are identified on the Schedule or as to which Borrower has provided Bank with not less than five (5) days prior written notice before establishing any such additional account, so long as each such account remains, at all times, subject Bank’s first-priority security interest (subject only to Permitted Liens of the type described in clause (f) of the definition of Permitted Liens), pursuant to an account control agreement in form and substance satisfactory to Bank.

9. Section 7.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

7.3 Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person or business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, or enter into any agreement to do any of the same, except for acquisitions by Borrower where:  (a) Bank shall have received at least twenty (20) days’ prior written notice of such proposed transaction, which notice shall include a reasonably detailed description of such proposed transaction; (b) the property acquired (or the property of the Person acquired) in such acquisition is used or useful in the same, similar, complementary or a related line of business as the Borrower was engaged in on the Closing Date (or any reasonable extensions thereof); (c) the Aggregate Consideration paid or payable by Borrower and its Subsidiaries in connection with all such acquisitions during the term of this Agreement shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate (the “Acquisition Consideration Cap”); provided however, that following Borrower’s IPO, the Acquisition Consideration Cap shall be increased to Ten Million Dollars ($10,000,000); (d) the Person, business and assets acquired in such acquisition shall be free and clear of all Liens (other than Permitted Liens); (e) at or prior to the closing of any acquisition, Bank will be granted a first priority perfected Lien, in all assets or stock acquired pursuant thereto and Borrower and its Subsidiaries shall have executed such documents and taken such actions as may be required by Bank in connection therewith; (f) at the time of such acquisition no Event of Default has occurred and is continuing, and, after giving effect to such transaction no Event of Default would exist; (g) such acquisitions do not result in a Change in Control; (h) Borrower is in all cases the surviving or successor entity; (i) both before and immediately after giving effect to such transaction, Borrower shall have Cash in excess of Three Million Dollars ($3,000,000) (the “Acquisition Minimum Cash Amount”); provided however, that following Borrower’s IPO, the Acquisition Minimum Cash Amount shall be increased to Ten Million Dollars ($10,000,000); and (j) Borrower provides to Bank, prior to the consummation of such acquisition (i) historical financial information for the Person being acquired, including, if available, audited financial statements, quality of earnings reports and year-to-date interim financial statements, (ii) true, correct and complete copies of all of the definitive, executed documents, instruments and agreements relating to such acquisition, including all related annexes, schedules and exhibits, and (iii) such other financial information and other information regarding the Person who is being so acquired, as Bank may reasonably request.

10. Exhibit D to the Agreement is hereby amended, restated and replaced with Exhibit D attached hereto.

11. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

12. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.  Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, Growth Capital Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein.  Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents.  The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement.  Nothing in this Amendment shall constitute a satisfaction of any of Borrower’s Obligations.

13. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

13.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made and continue to be true and correct in all material respects as of the date of this Amendment.

13.2 Both before and immediately after giving effect to this Amendment and the other transactions contemplated hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

13.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

13.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

13.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

14.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an Affirmation of Guaranty, duly executed by each Guarantor;

(c) (i) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment and the other Loan Documents to which it is a party, and (ii) an officer’s certificate of Performable with respect to incumbency and resolutions authorizing the execution and delivery of the affirmation of the Guaranty Documents and other Loan Documents to which it is a party;

(d) upfront fees under the Revolving Line and the Growth Capital Line in the aggregate amount of Ten Thousand Dollars ($10,000) which may be debited from any of Borrower’s accounts with Bank;

(e) an amount equal to all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts with Bank; and

(f) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/ illegible

Title:	CFO

COMERICA BANK

By:	/s/ illegible

Title:	Vice President

[Signature Page to First Amendment to

Amended and Restated Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue, 3rd Floor
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061

FROM:       HUBSPOT, INC.

The undersigned authorized Officer of HUBSPOT, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                      with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.9(a), except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" or "Applicable" column.

REPORTING COVENANTS	REQUIRED	COMPLIES

Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Compliance Certificate	Monthly, within 30 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within 180 days after FYE	YES	NO
Borrowing Base Cert., A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual Business Plan (incl. operating budget)	Annually, within 60 days after FYE	YES	NO
Audit	Semi-annual	YES	NO
If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO
Total amount of Borrower's cash and	Amount: $	YES	NO
investments
Total amount of Borrower's cash and	Amount: $	YES	NO
investments maintained with Bank
Total amount of deposits in Excluded Deposit Accounts	Amount: $	YES	NO

REPORTING COVENANTS	DESCRIPTION	APPLICABLE

Legal Action > $100,000 (Sect. 6.2(a)(iv))	Notify promptly upon notice	YES	NO
Inventory Disputes > $100,000 (Sect. 6.3)	Notify promptly upon notice	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $100,000 (Sect. 8.7)		YES	NO
Judgment > $100,000 (Sect. 8.9)	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:

Minimum Cash at Bank	$1,000,000	$___________________	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES

Permitted Indebtedness for equipment leases	<$200,000		YES	NO
Permitted Investments for stock repurchase	<$50,000		YES	NO
Permitted Investments for Irish Subsidiaries	<$1.5 million/ qtr.		YES	NO
Permitted Investments for subsidiaries	<$50,000		YES	NO
Permitted Investments for employee loans	<$50,000		YES	NO
Permitted Liens for equipment leases	<$200,000		YES	NO
Deposit Accounts Outside of Bank	<$250,000 each		YES	NO
	<$250,000 all*		YES	NO
*	Excess over $10 million ($15 million after IPO) permitted if subject to control agreement.

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no Credit Extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

SECOND AMENDMENT TO

amended and restated LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of September 23, 2013, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 4, 2012, as amended, modified, supplemented or extended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2013 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement hereby are added or amended and restated to read as follows:

“Ancillary Services” means any products or services requested by Borrower and approved by Bank under the Revolving Line, including and without limitation, Letters of Credit, Credit Card Services, Automated Clearing House transactions (including origination services), FX Contracts, or other treasury management services.

“Ancillary Services Sublimit” means an aggregate sublimit for Ancillary Services under the Revolving Line not to exceed Four Million Dollars ($4,000,000).

“Ancillary Services Usage” means, as of any date of determination, the aggregate outstanding amount of all Ancillary Services provided by Bank, including without limitation, the outstanding and undrawn amounts of all Letters of Credit, the aggregate limits of all corporate credit cards and merchant card or account processing reserves, the total amount of all Automated Clearing House transaction origination and processing reserves, the applicable FX Amount and any other limits established, or reserves taken, by Bank in connection with other treasury management services requested by Borrower and approved by Bank.

“Credit Card Services” has the meaning given in Section 2.1(b)(iv).

“FX Contracts” has the meaning given in Section 2.1(b)(vi).

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all obligations arising under or in connection with the Ancillary Services Sublimit, if any.

“Revolving Line” means a Credit Extension of up to Twenty Million Dollars ($20,000,000), inclusive of any amounts outstanding under the Ancillary Services Sublimit.

“Revolving Maturity Date” means December 31, 2014.

“Second Amendment Closing Date” means September 23, 2013.

“Subscription Renewal Rate” means, for any given month, the amount obtained by dividing (a) the revenue from renewals of existing Subscription Contracts, which by their terms expire and are eligible for renewal during such month, that are actually renewed by customers during such month, by (b) the aggregate revenue from Subscription Contracts expiring or otherwise eligible for renewal during such month.  In no event shall the Subscription Renewal Rate be greater than one (1.00).

2. Section 1.1 of the Agreement is amended by deleting the following defined terms:  “Letter of Credit Facility” and “Letter of Credit Facility Maturity Date”.

3. Section 2.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Advances Under Revolving Line.

(i) Amount.  Subject to and upon the terms and conditions of this Agreement Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, in each case, less the sum of the amounts outstanding under the Ancillary Services Sublimit (including the Ancillary Services Usage).  Except as set forth in the Pricing Addendum, amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable.

(ii) Form of Request.  Whenever Borrower desires an Advance, subject to the prior satisfaction of all other applicable conditions to the making of Advances set forth in this Agreement, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (12:00 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made.  Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B.  Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.  Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

(iii) Letters of Credit.  Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit, when added to the aggregate Ancillary Services Usage for all other Ancillary Services, (i) shall not at any time exceed the Ancillary Services Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line.  Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement.  Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit, including those specified in Section 2.5.  If, on the Revolving Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit.

(iv) Credit Card Services.  Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards and standard and e-commerce merchant account services from Bank (collectively, the “Credit Card Services”).  The aggregate limit of the corporate credit cards and merchant credit card processing reserves, when added to the aggregate Ancillary Services Usage for all other Ancillary Services, shall not exceed the Ancillary Services Sublimit, provided that availability under the Revolving Line shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves.  In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services.  The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.

(v) ACH Transactions.  Subject to the terms and conditions of this Agreement, Borrower may request ACH origination services by delivering to Bank a duly executed ACH application on Bank’s standard form; provided, however, that the total amount of the ACH processing reserves, when added to the aggregate Ancillary Services Usage for all other Ancillary Services, shall not exceed the Ancillary Services Sublimit, and availability under the Revolving Line shall be reduced by, the amount of such ACH processing reserves.  In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the ACH services.

(vi) Foreign Exchange Contracts.  Subject to and upon the terms and conditions of this Agreement and any other agreement that Borrower may enter into with the Bank in connection with foreign exchange transactions (“FX Contracts”), Borrower may request Bank to enter into FX Contracts with Borrower due not later than the Revolving Maturity Date.  Borrower shall pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing FX Contracts for Borrower.  The FX Amount, when added to the aggregate Ancillary Services Usage for all other Ancillary Services, shall at all times be equal to or less than the Ancillary Services Sublimit.  The “FX Amount” shall equal the amount determined by multiplying (i) the aggregate amount, in United States Dollars, of FX Contracts between Borrower and Bank remaining outstanding as of any date of determination by (ii) the applicable Foreign Exchange Reserve Percentage as of such date.  The “Foreign Exchange Reserve Percentage” shall be a percentage as determined by Bank, in its sole discretion from time to time.  The initial Foreign Exchange Reserve Percentage shall be ten percent (10%).

(vii) Collateralization of Obligations Extending Beyond Maturity.  If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Ancillary Services that may extend beyond the Revolving Maturity Date, then, effective as of the Revolving Maturity Date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the Ancillary Services Usage, including without limitation, then continuing or outstanding and undrawn Letters of

Credit, Credit Card Services, ACH origination services, or FX Contracts; provided, however, that if there are insufficient balances in such accounts to secure such obligations, Borrower shall immediately deposit such additional funds as are necessary to fully secure such obligations.  Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as any Letters of Credit, Credit Card Services, ACH origination services, FX Contracts or other Ancillary Services are outstanding or continue.

4. Section 2.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

(c) [Deleted].

5. Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

2.2 Overadvances.  If the aggregate amount of the outstanding Advances at any time exceeds the amount equal to (a) the lesser of the Revolving Line or the Borrowing Base, in each case, minus (b) the sum of the amounts outstanding under the Ancillary Services Sublimit (including the Ancillary Services Usage), Borrower shall immediately pay to Bank, in cash, the amount of such excess.

6. Section 2.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

2.5 Fees.  Borrower shall pay to Bank the following:

(a) Facility Fee.  On the Second Amendment Closing Date, a facility fee equal to Eighteen Thousand Seven Hundred Fifty Dollars ($18,750), which shall be nonrefundable and fully-earned;

(b) Unused Facility Fee.  A quarterly Unused Facility Fee equal to one-quarter of one percent (0.25%) per annum of the difference between the Revolving Line and the average outstanding principal balance of the Advances under the Revolving Line during the applicable quarter, which fee shall be payable in quarterly installments on the last day of each calendar quarter, or, in the case of the quarter in which the Revolving Maturity Date falls, on the Revolving Maturity Date, and shall be nonrefundable;

(c) Letter of Credit Fee.  Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a letter of credit fee of one and one half of one percent (1.50%) per annum (or one percent (1.00%) per annum if fully cash secured on terms satisfactory to Bank) of the face amount of each Letter of Credit issued, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank; and

(d) Bank Expenses.  On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

7. The Agreement is hereby amended by inserting a new section 6.13 to read as follows:

6.13 Irish Subsidiary Stock Pledge.  Within thirty (30) days of the Second Amendment Closing Date, Borrower shall deliver to Bank the original share certificates representing the Shares issued by HUBSPOT IRELAND LIMITED, a company formed under the laws of Ireland with registration number 525723 (“HubSpot Ireland”), together with assignments separate from certificate or other applicable instruments of transfer, duly executed in blank.

8. Section 9.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b) Demand that Borrower  (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, outstanding Credit Card Services, outstanding ACH origination services, outstanding FX Contracts, or other Ancillary Services, as collateral security for the repayment of any future drawings under such Letters of Credit, outstanding Credit Card Services, ACH origination services, FX Contracts or other Ancillary Services, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, Credit Card Services fees, ACH origination services fees, FX Contracts fees and other Ancillary Services fees, and Borrower shall promptly deposit and pay such amounts;

9. Section 10 of the Agreement is hereby amended and restated by revising the addresses for notices to Borrower and Bank to read as follows:

If to Borrower	HubSpot, Inc.
25 First Street, 2nd Floor
Cambridge, MA 02141
Attn: Chief Financial Officer
FAX: (617) 812-5820

with a copy to:	HubSpot, Inc.
25 First Street, 2nd Floor
Cambridge, MA 02141
Attn: General Counsel
FAX: (617) 812-5820

If to Bank:	Comerica Bank
M/C 7578
39200 Six Mile Rd.
Livonia, MI 48152
Attn: National Documentation Services

with a copy to:	Comerica Bank
100 Federal Street, 28th Floor
Boston, MA 02110
Attn: Paula Howell & Jason Pan
FAX: (617) 757 6351

10. Exhibit C to the Agreement is hereby amended, restated and replaced with Exhibit C attached hereto.

11. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

12. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.  Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, Growth Capital Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein.  Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents.  The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement.  Nothing in this Amendment shall constitute a satisfaction of any of Borrower’s Obligations.

13. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

13.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made or deemed made, and, other than those representations that relate only to a specific earlier date, such representations and warranties continue to be true and correct in all material respects as of the date of this Amendment.  For the sake of clarity, as of the Second Amendment Closing Date, Borrower has the following two Subsidiaries: Performable and HubSpot Ireland.

13.2 Both before and immediately after giving effect to this Amendment and the other transactions contemplated hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

13.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

13.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

13.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

14. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an Affirmation and Amendment of Guaranty, duly executed by each Guarantor;

(c) (i) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment and the other Loan Documents to which it is a party, and (ii) an officer’s certificate of Performable with respect to incumbency and resolutions authorizing the execution and delivery of the affirmation of the Guaranty Documents and other Loan Documents to which it is a party;

(d) the fees owing under Section 2.5 of the Agreement, as amended hereby, which may be debited from any of Borrower’s accounts with Bank;

(e) current UCC record and copy searches, including SOS Reports, disclosing no notice of any Liens or encumbrances filed against any of the Collateral other than Permitted Liens; and

(f) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/ Brian Halligan

Title:	CEO

COMERICA BANK

By:	/s/ illegible

Title:	SVP

[Signature Page to Second Amendment to
Amended and Restated Loan and Security Agreement]

EXHIBIT C

borrowing base CERTIFICATE

Borrower: HUBSPOT, INC.	Bank:	Comerica Bank
Technology & Life Sciences Division
Commitment Amount: $20,000,000		Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061

RECURRING SUBSCRIPTION CONTRACT REVENUES
1. Total Cash Receipts From Recurring Subscription Revenues for 3 months ending			$

AVERAGE SUBSCRIPTION RENEWAL RATE
2. Actual renewals during month ending _________ (three months prior)	$
3. Scheduled/ Eligible renewals during month ending _________ (three months prior)	$
4. Month 3 Renewal Rate (#2 divided by #3)
5. Actual renewals during month ending _________ (two months prior)	$
6. Scheduled/ Eligible renewals during month ending _________ (two months prior)	$
7. Month 2 Renewal Rate (#5 divided by #6)
8. Actual renewals during month ending _________ (month ending on Certificate date)	$
9. Scheduled/ Eligible renewals during month ending _________ (month ending on Certificate date)	$
10. Month 1 Renewal Rate (#8 divided by #9)
11. ADVANCE RATE ([#4 plus #7 plus #10] divided by 3]

BORROWING BASE
12. BORROWING BASE (#1 times #11)	$

BALANCES
13. Maximum Loan Amount		$20,000,000
14. Total Funds Available (Lesser of #12 or #13)			$
15. Outstanding under Sublimits (if any)			$
16. Present balance owing on Line of Credit			$
17. Reserve Position (#14 minus #15 and #16)			$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Comerica Bank.

Comments:

BANK USE ONLY
Rec’d By:
Date:
Reviewed By:
Date:

Authorized Signer

THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of March 21, 2014, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 4, 2012, as amended, modified, supplemented or extended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2013 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 23, 2013 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement hereby are added or amended and restated as follows:

“Advance Rate” means, for any date of determination, the percentage equal to (a) the sum of the monthly Subscription Renewal Rates for each of the three (3) consecutive months ending on or immediately prior to such date, divided by (b) three (3). In no event shall the Advance Rate be greater than one (1).

“Borrowing Base” means, as of any date of determination, an amount equal to the product of (a) the Advance Rate, as of such date, multiplied by (b) aggregate cash receipts from Subscription Contracts for the three (3) month period ending on the last day of the month immediately preceding such date (or such date if the date of determination is the last day of a month), as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower or from other information then available to Bank including information obtained from working capital or other similar audits conducted by or on behalf of Bank, less such reserves as may be established, by Bank in its good faith credit judgment, from time to time; provided, that the advance rate is subject to adjustment by Bank after the Closing Date, in its good faith credit judgment.

“Excluded Deposit Accounts” means deposit accounts maintained by Borrower or Subsidiaries of Borrower that are identified on the Schedule or as to which Borrower has provided with prior written notice, so long as (i) with respect to foreign accounts of HUBSPOT IRELAND LIMITED, the US Dollar-equivalent value of the deposits in all such accounts is at all times less than One Million Five Hundred Thousand Dollars ($1,500,000) (ii) with respect to foreign accounts of other foreign subsidiaries, the US Dollar-equivalent value of the deposits in all such accounts is at all times less than Five Hundred Thousand Dollars ($500,000), and (iii) with respect to domestic accounts, the US Dollar-equivalent value of the deposits in all such accounts is at all times less than Two Hundred Fifty Thousand Dollars ($250,000).

“Growth Capital Amortization Commencement Date” means January 1, 2015.

“Growth Capital Availability End Date” means December 31, 2014.

“Growth Capital Maturity Date” means June 1, 2017.

“IPO II” means the closing of a firm commitment underwritten initial public offering, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of common stock of Borrower with net cash proceeds to Borrower of not less than Seventy Five Million Dollars ($75,000,000) (net of underwriting commissions and expenses), and that results in the common stock being traded or listed on the NYSE, AMEX or NASDAQ Global Market.

“Revolving Line” means a Credit Extension of up to Thirty Million Dollars ($30,000,000), inclusive of any amounts outstanding under the Ancillary Services Sublimit.

“Revolving Maturity Date” means March 21, 2016.

“Subscription Contracts” means those written subscription and other agreements for Borrower’s products and/or consulting, training, implementation and support services (“Services”) that: (a) have been duly and properly executed and delivered by Borrower and each account debtor party thereto; (b) have been entered into in the ordinary course of Borrower’s business and consistent with past practice; and (c) are with a counter-party that is not an Affiliate of Borrower.

“Third Amendment Closing Date” means March 21, 2014.

2. Subsection (c) of the defined term “Permitted Indebtedness” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“(c) Indebtedness not to exceed Four Hundred Thousand Dollars ($400,000) in the aggregate outstanding at any time secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”

3. Subsection (e) of the defined term “Permitted Investments” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“(e) Investments by Borrower in: (i) HUBSPOT IRELAND LIMITED, a company formed under the laws of Ireland with registration number 525723, in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal quarter, and (ii) its other wholly-owned Subsidiaries (including any newly formed Subsidiary in Australia) in an aggregate amount not to exceed (y) One Million Dollars ($1,000,000) in the 2014 fiscal year or (z) Five Hundred Thousand Dollars ($500,000) in any subsequent fiscal year,”

4. Section 2.1(b)(i) of the Agreement is hereby amended and restated as follows:

“(i) Amount. Subject to and upon the terms and conditions of this Agreement Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, in each case, less the sum of the amounts outstanding under the Ancillary Services Sublimit (including the Ancillary Services Usage). Except as set forth in the Pricing Addendum, amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Notwithstanding anything to the contrary, Borrower may not request Advances from the Third Amendment Effective Date until Bank has completed its audit of Borrower’s Accounts and appraised the Collateral, which shall occur no later than sixty (60) days after the Third Amendment Effective Date.”

5. Section 2.5(a) of the Agreement is hereby amended and restated as follows:

“(a) Facility Fee. On the Third Amendment Closing Date, a facility fee equal to Thirty Thousand Dollars ($30,000) (which shall include all Bank Expenses for legal fees incurred through the Third Amendment Closing Date);”

6. Section 4.3 of the Agreement is hereby amended and restated as follows:

“4.3 Right to Inspect. Within sixty (60) days of the Third Amendment Effective Date and at any time when (i) the outstanding principal balance of the Advances has been greater than Five Million Dollars ($5,000,000) at least once during a six (6) month period or (ii) an Event of Default has occurred and is continuing, Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice each year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral and Borrower’s other assets and properties. The scope of such examinations shall include testing and review of the underlying cash receipts that are the basis for calculating the Borrowing Base and Borrower’s renewal rates.”

7. Section 6.2(a)(i) of the Agreement is hereby amended and restated as follows:

“(i) as soon as available, but in any event within thirty (30) days after the end of each calendar quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s operations during such period prepared in accordance with GAAP, in a form reasonably acceptable to Bank and certified by a Responsible Officer;”

8. Section 6.2(b) of the Agreement is hereby amended and restated as follows:

“(b) Within thirty (30) days after the last day of each calendar month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable and evidence in form and substance satisfactory to Bank to support the cash receipts in the Borrowing Base Certificate.”

9. Section 6.2(e) of the Agreement is hereby amended and restated as follows:

“(e) Intentionally Omitted.”

10. Section 6.8 of the Agreement is hereby amended and restated as follows:

“6.8 Financial Covenant. Borrower shall at all times maintain the following financial covenant:

(a) Recurring Subscription Revenue. Borrower shall maintain at all times until consummation of IPO II, measured quarterly on a trailing three (3) month basis, revenue derived from Subscription Contracts (excluding revenue derived from the sale of Services) of at least the following amounts as set forth in the table below for the corresponding measuring periods;

Measuring Period Ending	Minimum Recurring Subscription Revenue
March 31, 2014	$18,514,000
June 30, 2014	$19,839,000
September 30, 2014	$21,414,000
December 31, 2014	$23,068,000
March 31, 2015	$24,243,000
June 30, 2015	$26,039,000
September 30, 2015	$27,971,000
December 31, 2015	$30,046,000
March 31, 2016	$31,000,000

11. Section 10 of the Agreement is hereby amended and restated by revising the second address for notice Bank to read as follows:

with a copy to:	Comerica Bank
100 Federal Street, 28th Floor
Boston, MA 02110
Attn: Garth W. Gorrall
FAX: (617) 757 6351

12. Exhibit C to the Agreement is hereby amended, restated and replaced with Exhibit C attached hereto.

13. Exhibit D to the Agreement is hereby amended, restated and replaced with Exhibit D attached hereto.

14. Borrower acknowledges and Bank hereby waives Borrower’s violation of (i) Section 6.2(a)(i), Section 6.2(b), and Section 6.2(c) of the Agreement for failure to timely deliver Borrower’s financial packages for all measuring periods prior to the Third Amendment Effective Date and (ii) Section 6.6 of the Agreement with respect to Borrower and its Subsidiaries’ maintaining cash, cash equivalents, investments and securities in excess of the Applicable Account Balance Amount in accounts outside of Bank through the Third Amendment Effective Date.

15. No later than sixty (60) days after Borrower forms its new Australian Subsidiary, Borrower shall deliver to Bank the original share certificates representing the Shares issued by such subsidiary, together with (i) assignments separate from certificate or other applicable instruments of transfer, duly executed in blank and (ii) an Australian Share Pledge Agreement in form and substance acceptable to Bank.

16. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

17. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects.

Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement. Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, Growth Capital Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein. Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents. The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement. Nothing in this Amendment shall constitute a satisfaction of any of Borrower’s Obligations.

18. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

18.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made or deemed made, and, other than those representations that relate only to a specific earlier date, such representations and warranties continue to be true and correct in all material respects as of the date of this Amendment. For the sake of clarity, as of the Third Amendment Closing Date, Borrower has the following Subsidiary: HubSpot Ireland.

18.2 Both before and immediately after giving effect to this Amendment and the other transactions contemplated hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

18.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

18.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

18.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

19. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment and the other Loan Documents to which it is a party

(c) the fees owing under Section 2.5 of the Agreement, as amended hereby, which may be debited from any of Borrower’s accounts with Bank; and

(d) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

20. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/ [Illegible]
Title:	CFO

COMERICA BANK

By:	/s/ [Illegible]
Title:	Senior Vice President

[Signature Page to Third Amendment to

Amended and Restated Loan and Security Agreement]

FOURTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 26, 2014, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 4, 2012, as amended, modified, supplemented or extended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2013, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 23, 2013 and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 21, 2014 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement hereby are added or amended and restated as follows:

“Contractual Monthly Product Subscription Revenue” means the total amount of product subscription fees contractually committed to be paid for a full month under all of Borrower’s customer agreements, net of any commissions owed to Borrower’s partners.

“Subscription Renewal Rate” means, for a given month, the percentage obtained by dividing (a) the aggregate Contractual Monthly Product Subscription Revenue of Borrower’s customers at the end of the month, excluding new customers added during that month, by (b) the aggregate Contractual Monthly Product Subscription Revenue of Borrower’s customer base as of the beginning of that month, provided in no event shall the Subscription Renewal Rate be greater than one (1.00).

2. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement. Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, Growth Capital Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein. Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents. The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement. Nothing in this Amendment shall constitute a satisfaction of any of Borrower’s Obligations.

4. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made or deemed made, and, other than those representations that relate only to a specific earlier date, such representations and warranties continue to be true and correct in all material respects as of the date of this Amendment. For the sake of clarity, as of the Fourth Amendment Closing Date, Borrower has the following Subsidiaries: HubSpot Ireland and HubSpot Australia.

4.2 Both before and immediately after giving effect to this Amendment and the other transactions contemplated hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

4.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

4.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

4.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) the fees owing under Section 2.5 of the Agreement, as amended hereby, which may be debited from any of Borrower’s accounts with Bank; and

(c) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/ John Kinzer
Title:	CFO

COMERICA BANK

By:	/s/ [Illegible]
Title:	SVP

[Signature Page to Fourth Amendment to

Amended and Restated Loan and Security Agreement]

FIFTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of September 12, 2014, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 4, 2012, as amended, modified, supplemented or extended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2013, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 23, 2013, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 21,2014 and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of June 26, 2014 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. The following defined term in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Revolving Line” means a Credit Extension of up to Thirty Five Million Dollars ($35,000,000), inclusive of any amounts outstanding under the Ancillary Services Sublimit.

2. The following defined terms are hereby deleted from Section 1.1 of the Agreement:

“Growth Capital Advance(s)”, “Growth Capital Amortization Commencement Date”, “Growth Capital Availability End Date”, “Growth Capital Line”, “Growth Capital Maturity Date”

3. Section 2.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Intentionally Omitted.”

4. Section 2.3(a)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) Intentionally Omitted.”

5. The following defined term is the Pricing Addendum hereby is amended and restated as follows:

“Applicable Margin” means one half of one percent (0.50%) per annum.

6. Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

7. Bank hereby agrees that Letters of Credit numbers 5125-30 and 5409-30 issued by Bank and naming DWF III Davenport LLC and Global Payments Comerica Alliance as beneficiaries, respectively and Borrower’s existing Three Hundred Thousand Dollar ($300,000) business credit card shall hereafter no longer reduce availability under the Ancillary Services Sublimit.

8. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement. Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein. Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents. The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement. Nothing in this Amendment shall constitute a satisfaction of any of Borrower’s Obligations.

10. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

10.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made or deemed made, and, other than those representations that relate only to a specific earlier date, such representations and warranties continue to be true and correct in all material respects as of the date of this Amendment. For the sake of clarity, as of the Fourth Amendment Closing Date, Borrower has the following Subsidiaries: HubSpot Ireland and HubSpot Australia.

10.2 Both before and immediately after giving effect to this Amendment and the other transactions contemplated hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

10.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

10.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

10.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

11. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower; and

(b) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/ John Kinzer
Title:	CFO

COMERICA BANK

By:	/s/ illegible
Title:	SVP

[Signature Page to Fifth Amendment to

Amended and Restated Loan and Security Agreement]

SIXTH AMENDMENT TO

amended and restated LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of March 2, 2015, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 4, 2012, as amended, modified, supplemented or extended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2013, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 23, 2013, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 21, 2014, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of June 26, 2014 and that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of September 12, 2014 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement are hereby added or amended and restated in their entirety to read as follows:

“Adjusted Quick Ratio” means a ratio of (i) unrestricted cash at Bank plus total accounts receivable to (ii) Current Liabilities (plus to the extent not already included therein all Indebtedness owing under the Revolving Line) minus deferred revenue.

“Borrowing Base” means, as of any date of determination, an amount equal to the product of (a) the Subscription Renewal Rate multiplied by (b) aggregate cash receipts from Subscription Contracts, (including up to Five Million Dollars ($5,000,000) of foreign cash receipts) for the three (3) month period ending on the last day of the month immediately preceding such date (or such date if the date of determination is the last day of a month), as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower or from other information then available to Bank including information obtained from working capital or other similar audits conducted by or on behalf of Bank, less such reserves as may be established, by Bank in its good faith credit judgment, from time to time.

“Current Liabilities” means all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all undrawn Letters of Credit.

“Excluded Deposit Accounts” means foreign deposit accounts maintained by Borrower or Subsidiaries of Borrower that are identified on the Schedule or as to which Borrower has provided with prior written notice, so long as the US Dollar-equivalent value of the deposits in all such foreign accounts is at all times less than Ten Million Dollars ($10,000,000).

2. Subjection (c) of the defined term “Permitted Indebtedness in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Indebtedness not to exceed Five Million Dollars ($5,000,000) in the aggregate outstanding at any time secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”

3. Subsection (e) of the defined term “Permitted Investments” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Investments by Borrower in Foreign Subsidiaries, in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal quarter;”

4. New Subsection (j) is hereby added to the defined term Permitted Investments in Section 1.1 of the Agreement as follows:

“(j) Investments consisting of loans made by Borrower to its clients and vendors for customer/VAR financing in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) in the aggregate).”

5. Subsection (c) of the defined term “Permitted Liens” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Liens securing Permitted Indebtedness not to exceed Five Million Dollars ($5,000,000) in the aggregate at any time outstanding (i) upon or in any Equipment (other than Equipment financed by Bank) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

6. Section 6.2(a)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)  if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission within forty-five (45) days after the last day of each quarter;”

7. Section 6.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Within forty-five (45) days after the last day of each quarter, when there are Advances outstanding, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable.”

8. Section 6.2(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Within forty-five (45) days after the last day of each quarter, Borrower shall deliver to Bank a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.”

9. Section 6.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.8 Financial Covenants.  Borrower shall at all times (i) after consummation of any Permitted Acquisition and (ii) while any Advance is outstanding, maintain the following financial covenants:

(a) Adjusted Quick Ratio.  Measured quarterly as of the last day of each calendar quarter, an Adjusted Quick Ratio of at least 1.15 to 1.00.

(b) Recurring Subscription Revenue.  Measured quarterly on a trailing three (3) month basis, revenue derived from Subscription Contracts (excluding revenue derived from the sale of Services) of at least the following amounts as set forth in the table below for the corresponding measuring periods;

Measuring Period Ending	Minimum Recurring Subscription Revenue
December 31, 2014	$23,068,000
March 31, 2015	$24,243,000
June 30, 2015	$26,039,000
September 30, 2015	$27,971,000
December 31, 2015	$30,046,000
March 31, 2016	$31,000,000

”

10. Section 7.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“7.3 Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person or business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, or enter into any agreement to do any of the same, except for acquisitions by Borrower where: (a) the Board of Directors of Borrower (or with respect to an acquisition where the consideration is less than Two Million Dollars ($2,000,000), a team of officers of Borrower designated by the Board of Directors of Borrower) has approved of the transaction; (b) the Board of Directors (or their equivalent) of the seller of the assets or issuer of the equity interests being acquired shall not have disapproved such transaction or recommended such transaction be disapproved; (c) the property acquired (or the property of the Person acquired) in such acquisition is used or useful in the same, similar, complementary or a related line of business as the Borrower was engaged in on the Closing Date (or any reasonable extensions thereof); (d) the Aggregate Consideration paid or payable by Borrower and its Subsidiaries in connection with all such acquisitions during the term of this Agreement shall not exceed One Hundred Fifty Million Dollars ($150,000,000) in the aggregate (the “Acquisition Consideration Cap”); provided however, that no more than Sixty Million Dollars ($60,000,000) shall be cash Aggregate Consideration and that non-cash Aggregate Consideration does not result in greater than Fifteen Percent (15%) dilution to Borrower; (e) if cash Aggregate Consideration is greater than Ten Million Dollars ($10,000,000), Person or business organization being acquired must confirm financial performance through audited financials or a quality of earnings study completed by a firm acceptable to Bank; (f) capital expenditures within the Person or business organization being acquired shall not exceed Five Million Dollars ($5,000,000) for one year immediately following the acquisition and must be reserved for post-close cash balance; (g) at the time of such acquisition no Event of Default has occurred and is continuing, and, after giving effect to such transaction no Event of Default would exist; (h) immediately after giving effect to such transaction, Borrower shall have Cash in excess of Twenty-Five Million Dollars ($25,000,000) (the “Acquisition Minimum Cash Amount”); and (i) not less than ten (10) days (or such shorter period of time agreed to by Bank) or more than ninety (90) days prior to the consummation of such acquisition, Borrower provides to Bank notice of such acquisition together with (i) pro forma projected financial information, (ii) historical financial information for at least the past three (3) years (or such shorter period as is the entire lifespan of the acquired entity), including, if available, audited financial statements, balance sheets, cash flows and year-to-date interim financial statements, (iii) true, correct and complete copies of all of the definitive, executed documents, instruments and agreements relating to such acquisition, including all related annexes, schedules and exhibits, and (iv) such other financial information and other information regarding the Person who is being so acquired, as Bank may reasonably request (any such acquisition that complies with all of the foregoing requirements, a “Permitted Acquisition”).”

11. Section 7.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“7.6 Distributions.  Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any of its Equity Interests, or permit its Subsidiaries to do so, except that, subject to the last sentence of this Section 7.6, Borrower may: (a) pay up to Fifteen Million Dollars ($15,000,000) in the aggregate to repurchase Equity Interests consisting of restricted stock units in Borrower once vested and as required pursuant to customary stock repurchase agreements approved by Borrower’s Board of Directors, from former officers, directors or employees upon the death, disability or termination or cessation of employment or service of such officers, directors or employees; (b) make dividends payable exclusively in the form of capital stock; (c) convert convertible securities (including warrants) into equity securities pursuant to the terms of such convertible securities; and (d) distribute equity securities to current or former employees, officers, consultants or directors upon the exercise of their stock options.  Notwithstanding the foregoing, Borrower shall be permitted to make such repurchases under clause (a) above only if, at the time of such repurchase, and immediately after giving effect thereto: (i) no Event of Default, or any event or circumstance that with the giving of notice or the passage of time (or both) could result in an Event of Default, exists or could reasonably be expected to occur, (ii) Borrower is solvent, and (iii) such distribution is permitted under and is made in compliance with applicable law including Sections 170 and 173 of the Delaware General Corporation Law.  In addition, Borrower’s Subsidiaries may make dividends and distributions to Borrower on account of or in redemption, retirement or purchase of any of their respective Equity Interests.”

12. Section 7.10(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) the third party has been notified of Bank’s security interest and Bank (i) other than with respect to locations where property of Borrower and/or its Subsidiaries may be located with a value less than Two Hundred Thousand Dollars ($200,000) at any one location, shall have received a duly executed Collateral Access Agreement, including an acknowledgment from the third party that it is holding or will hold the Collateral for Bank’s benefit or (ii) is in possession of the warehouse receipt, where negotiable, covering such Collateral.  Except for such locations as Bank may approve in writing, Borrower shall keep, and shall cause each of its Subsidiaries to keep, its Equipment and all Collateral only at the locations set forth in the Schedule delivered by Borrower to Bank prior to the Closing Date (or inventory in transit between such locations in the ordinary course of business), and at such other locations of which Borrower gives Bank prior written notice pursuant to Section 7.2, and as to which Bank files Security Instruments where needed to perfect its security interests and liens in such Collateral and as to which (x) if applicable, Bank has received a Collateral Access Agreement for any location where Borrower or its Subsidiaries maintain more than Two Hundred Thousand Dollars ($200,000) at any one location, and (y) Borrower has taken such actions as Bank reasonably requests to perfect and maintain the perfection and priority of Bank’s Lien on the Collateral.”

13. Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

14. Exhibit D to the Agreement is hereby replaced with Exhibit D attached hereto.

15. Bank hereby waives the Event of Default that occurred due to Borrower’s failure to comply with the provisions of Section 6.6 of the Agreement with respect to foreign accounts.

16. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

17. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.  Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein.  Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents.  The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement.  Nothing in this Amendment shall constitute a satisfaction of any of Borrower’s Obligations.

18. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

18.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made or deemed made, and, other than those representations that relate only to a specific earlier date, such representations and warranties continue to be true and correct in all material respects as of the date of this Amendment.

18.2 Both before and immediately after giving effect to this Amendment and the other transactions contemplated hereby, except as explicitly waived hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

18.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

18.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

18.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

19. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a facility fee equal to Thirty Five Thousand Dollars ($35,000); and

(c) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

20. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/ John Kinzer

Title:	CFO

COMERICA BANK

By:	/s/ illegible

Title:	SVP

[Signature Page to Sixth Amendment to
Amended and Restated Loan and Security Agreement]

EXHIBIT C

borrowing base CERTIFICATE

Borrower: HUBSPOT, INC.	Bank:	Comerica Bank
Technology & Life Sciences Division
Commitment Amount: $35,000,000		Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061

RECURRING SUBSCRIPTION CONTRACT REVENUES
1. Total Cash Receipts From Subscription Contracts (including Services) for 3 months ending			$

AVERAGE SUBSCRIPTION RENEWAL RATE
2. Actual renewals during month ending _________ (three months prior)	$
3. Scheduled/ Eligible renewals during month ending _________ (three months prior)	$
4. Month 3 Renewal Rate (#2 divided by #3)
5. Actual renewals during month ending _________ (two months prior)	$
6. Scheduled/ Eligible renewals during month ending _________ (two months prior)	$
7. Month 2 Renewal Rate (#5 divided by #6)
8. Actual renewals during month ending _________ (month ending on Certificate date)	$
9. Scheduled/ Eligible renewals during month ending _________ (month ending on Certificate date)	$
10. Month 1 Renewal Rate (#8 divided by #9)

BORROWING BASE
12. BORROWING BASE (#1 multiplied by #10)	$

BALANCES
13. Maximum Loan Amount		$35,000,000
14. Total Funds Available (Lesser of #12 or #13)			$
15. Outstanding under Sublimits (if any)			$
16. Present balance owing on Line of Credit			$
17. Reserve Position (#14 minus #15 and #16)			$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Comerica Bank.

Comments:

BANK USE ONLY
Rec’d By:
Date:
Reviewed By:
Date:

Authorized Signer

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue, 3rd Floor
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061

FROM:       HUBSPOT, INC.

The undersigned authorized Officer of HUBSPOT, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.9(a), except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" or "Applicable" column.

REPORTING COVENANTS	REQUIRED	COMPLIES

Company Prepared Quarterly F/S	Quarterly, within 30 days	YES	NO
Compliance Certificate	Quarterly, within 45 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within 180 days after FYE	YES	NO
Borrowing Base Cert., A/R & A/P Agings, Supporting Cash receipt documentation	Quarterly, within 45 days	YES	NO
Annual Business Plan (incl. operating budget)	Annually, within 60 days after FYE	YES	NO
Audit

At any time when (i) the outstanding principal balance of the Advances has been greater than Five Million Dollars ($5,000,000) at least once during a six (6) month period or (ii) an Event of Default has occurred and is continuing

		YES	NO
If Public:
10-Q	Quarterly, on day of SEC filing (45 days)	YES	NO
10-K	Annually, on day of SEC filing (90 days)	YES	NO
Total amount of Borrower's cash and	Amount: $	YES	NO
investments
Total amount of Borrower's cash and	Amount: $	YES	NO
investments maintained with Bank
Total amount of deposits in Excluded Deposit Accounts (foreign)	Amount: $	YES	NO
Total amount of deposits in Excluded Deposit Accounts (domestic)	Amount: $	YES	NO

REPORTING COVENANTS	DESCRIPTION	APPLICABLE

Legal Action > $100,000 (Sect. 6.2(a)(iv))	Notify promptly upon notice	YES	NO
Inventory Disputes > $100,000 (Sect. 6.3)	Notify promptly upon notice	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $100,000 (Sect. 8.7)		YES	NO
Judgment > $100,000 (Sect. 8.9)	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED QUARTERLY, UNLESS OTHERWISE NOTED:

Minimum Recurring Subscription Revenue	See Section 6.8	$__________________________	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES

Permitted Indebtedness for equipment leases	<$5,000,000		YES	NO
Permitted Investments for stock repurchase	<$15,000,000		YES	NO
Permitted Investments for subsidiaries	<$1,500,000/qtr.		YES	NO
Permitted Investments for employee loans	<$50,000		YES	NO
Deposit Accounts Outside of Bank	*		YES YES	NO NO

*<$10,000,000 in the aggregate for foreign accounts

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no Credit Extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

SEVENTH AMENDMENT TO

amended and restated LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of December 14, 2015, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 4, 2012, as amended, modified, supplemented or extended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2013, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 23, 2013, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 21, 2014, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of June 26, 2014, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of September 12, 2014 and that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of March 2, 2015 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement are hereby amended and restated in their entirety to read as follows:

“Ancillary Services Sublimit” means an aggregate sublimit for Ancillary Services under the Revolving Line not to exceed Six Million Dollars ($6,000,000).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, equipment lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Excluded Deposit Accounts” means foreign deposit accounts maintained by Borrower or Subsidiaries of Borrower that are identified on the Schedule or as to which Borrower has provided with prior written notice, so long as the US Dollar-equivalent value of the deposits in all such foreign accounts is at all times less than Twenty Million Dollars ($20,000,000).

“Revolving Maturity Date” means March 20, 2017.

2. Subsection (e) of the definition of “Permitted Investment” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Investments by Borrower in Foreign Subsidiaries, in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal quarter, provided that the aggregate amount of Investments by Borrower in Foreign Subsidiaries shall not exceed Six Million Dollars ($6,000,000) in any calendar year;”

3. Subsection (c) of the definition of “Permitted Liens” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Liens securing Permitted Indebtedness not to exceed Ten Million Dollars ($10,000,000) in the aggregate at any time outstanding (i) upon or in any Equipment (other than Equipment financed by Bank) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

4. Sections 2.5(a) and 2.5(b) of the Agreement are hereby amended and restated in their entirety to read as follows:

“(a) Facility Fee.  On the earlier of (i) March 20, 2017 or (ii) the date on which this Agreement is terminated by Borrower or Bank, a facility fee equal to One Hundred Seventy-Five Thousand Dollars ($175,000);

(b) Unused Facility Fee.  A quarterly Unused Facility Fee equal to thirty-five hundredths of one percent (0.35%) per annum of the difference between the Revolving Line and the average outstanding principal balance of the Advances under the Revolving Line during the applicable quarter, which fee shall be payable in quarterly installments on the last day of each calendar quarter, or, in the case of the quarter in which the Revolving Maturity Date falls, on the Revolving Maturity Date, and shall be nonrefundable; and;”

5. Section 6.2(a)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) annually, when the same are due in accordance with the requirements of the Securities and Exchange Commission, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;”

6. Section 6.2(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Within thirty (30) days of each of June 30th and December 31st of each calendar year, Borrower shall deliver to Bank any updates to the schedules/exhibits/annexes containing an accounting of all equipment leased by Borrower from ePlus, Inc.”

7. Section 6.8(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Recurring Subscription Revenue.  Measured quarterly on a trailing three (3) month basis, revenue derived from Subscription Contracts (excluding revenue derived from the sale of Services) of at least the following amounts as set forth in the table below for the corresponding measuring periods;

Measuring Period Ending	Minimum Recurring Subscription Revenue
September 30, 2015	$27,971,000
December 31, 2015	$30,046,000
March 31, 2016	$40,000,000
June 30, 2016	$45,000,000
September 30, 2016	$50,000,000
December 31, 2016	$55,000,000
March 31, 2017 and each quarter thereafter	$60,000,000”

8. Section 7.6(d) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(d) make equity grants and distribute equity securities to current and former employees, officers, consultants or directors or other authorized persons/entities pursuant to the terms of Borrower’s stock option, stock purchase or similar plans approved by Borrower’s Board of Directors.”

9. Exhibit D to the Agreement is hereby replaced with Exhibit D attached hereto.

10. Borrower is currently in default under (a) Section 6.11 of the Agreement due to Borrower’s failure to comply with the terms thereof in connection with Borrower’s formation/acquisition of (i) HubSpot Australia Pty Ltd. in April 2014, (ii) HubSpot Ireland IP Limited in December, 2014 and (iii) HubSpot Asia Pte. Ltd. in June, 2015 (collectively, the “New Subsidiaries”) and (b) Section 7.4 of the Agreement due to Borrower’s failure to obtain Bank’s prior written consent before permitting Performable to incur certain indebtedness not previously permitted under the Agreement (the “Existing Defaults”). Borrower hereby acknowledges and Bank hereby waives the Existing Defaults. In addition, Bank hereby agrees that notwithstanding anything in the Agreement to the contrary, Borrower shall not be required to pledge the Shares of the New Subsidiaries to Bank.

11. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

12. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement as amended, restated or otherwise modified by agreement of the parties.  The Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.  Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein.  Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents.  The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement.  Nothing in this Amendment shall constitute a satisfaction of any of Borrower’s Obligations.

13. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

13.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made or deemed made, and, other than those representations that relate only to a specific earlier date, such representations and warranties continue to be true and correct in all material respects as of the date of this Amendment.  For the avoidance of doubt, as of December 4, 2015, Borrower has the following Subsidiaries: HubSpot Ireland Ltd, HubSpot Ireland IP Limited, HubSpot Australia Pty Ltd. and HubSpot Asia Pte. Ltd.

13.2 Both before and immediately after giving effect to this Amendment, except as explicitly waived hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

13.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

13.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

13.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

14. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;  and

(b) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/John Kinzer
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ illegible
Title:	SVP

[Signature Page to Seventh Amendment to
Amended and Restated Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 250 Lytton Avenue, 3rd Floor Palo Alto, CA 94301 Phone: (650) 462-6060 Fax: (650) 462-6061

FROM:       HUBSPOT, INC.

The undersigned authorized Officer of HUBSPOT, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                                             with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.9(a), except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" or "Applicable" column.

REPORTING COVENANTS	REQUIRED	COMPLIES

Company Prepared Quarterly F/S	Quarterly, within 30 days	YES	NO
Compliance Certificate	Quarterly, within 45 days	YES	NO
CPA Audited, Unqualified F/S	Annually, in accordance with SEC requirements	YES	NO
Borrowing Base Cert., A/R & A/P Agings, Supporting Cash receipt documentation	Quarterly, within 45 days	YES	NO
Annual Business Plan (incl. operating budget)	Annually, within 60 days after FYE	YES	NO
Audit

At any time when (i) the outstanding principal balance of the Advances has been greater than Five Million Dollars ($5,000,000) at least once during a six (6) month period or (ii) an Event of Default has occurred and is continuing

		YES	NO
If Public:
10-Q	Quarterly, on day of SEC filing (45 days)	YES	NO
10-K	Annually, on day of SEC filing (90 days)	YES	NO
Total amount of Borrower's cash and	Amount: $	YES	NO
investments
Total amount of Borrower's cash and	Amount: $	YES	NO
investments maintained with Bank
Total amount of deposits in Excluded Deposit Accounts (foreign)	Amount: $	YES	NO
Total amount of deposits in Excluded Deposit Accounts (domestic)	Amount: $	YES	NO

REPORTING COVENANTS	DESCRIPTION	APPLICABLE

Legal Action > $100,000 (Sect. 6.2(a)(iv))	Notify promptly upon notice	YES	NO
Inventory Disputes > $100,000 (Sect. 6.3)	Notify promptly upon notice	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $100,000 (Sect. 8.7)		YES	NO
Judgment > $100,000 (Sect. 8.9)	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED QUARTERLY, UNLESS OTHERWISE NOTED:

Minimum Recurring Subscription Revenue	See Section 6.8	$___________________	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES

Permitted Indebtedness for equipment leases	<$10,000,000		YES	NO
Permitted Investments for stock repurchase	<$15,000,000		YES	NO
Permitted Investments for subsidiaries	<$1,500,000/qtr.		YES	NO
Permitted Investments for employee loans	<$50,000		YES	NO
Deposit Accounts Outside of Bank	*		YES YES	NO NO

*<$20,000,000 in the aggregate for foreign accounts

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no Credit Extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

EIGHTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of April 6, 2016, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated  as of April 4, 2012, as amended, modified, supplemented or extended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2013, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 23, 2013, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 21, 2014, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of June 26, 2014, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of September 12, 2014, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of March 2, 2015 and that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of December 14, 2015 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Borrower has notified Bank of its intent to form HubSpot Japan KK, a wholly owned subsidiary of Borrower organized under the laws of Japan (“HubSpot Japan”) and open bank accounts as part of the operation of HubSpot Japan’s business (the “Japan Accounts).

2. Bank hereby acknowledges (i) Borrower’s formation of HubSpot Japan and (ii) the opening of the Japan Accounts so long as such accounts constitute Excluded Deposit Accounts. In addition, Bank hereby agrees that notwithstanding the provisions of Section 6.11 of the Agreement to the contrary, Borrower shall not be required to pledge the Shares of HubSpot Japan to Bank at this time but Bank reserves the right to require Borrower to pledge such Share in the future.

3. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower  of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement as amended, restated or otherwise modified by agreement of the parties.  The Agreement, as  amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies  and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement. Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein. Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents. The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement. Nothing in  this  Amendment  shall constitute a satisfaction of any of Borrower’s Obligations.

5. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made or deemed made, and, other than those representations that relate only to a specific earlier date, such representations and warranties continue to be true and correct in all material respects as of the date of this Amendment.

5.2 Both before and immediately after giving effect to this Amendment, except as explicitly waived hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

5.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

5.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

5.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower; and

(b) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/ John Kinzer
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Garth Gorrall
Title:	SVP

[Signature Page to Eighth Amendment to Amended and Restated Loan and Security Agreement]